Exhibit 10.2

EXECUTION COPY

PRODUCTION PLATFORM LEASE AGREEMENT

2005-1

dated as of

June 17, 2005

between

SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1,

as Lessor

and

SPINNAKER FR SPAR CO., L.L.C.,

(Taxpayer I.D. Number 20-1985173)

as Lessee

Lease of an Undivided Interest in the Front Runner Oil and Gas Production Platform

AS SET FORTH IN SECTION 14.1 OF THIS LEASE, CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE LESSOR IN AND TO THIS LEASE HAS BEEN ASSIGNED AND MORTGAGED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT DATED AS OF THE DATE HEREOF BETWEEN THE LESSOR AND THE INDENTURE TRUSTEE, AS SUCH INDENTURE MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY EXECUTED COUNTERPART OTHER THAN THE ORIGINAL CHATTEL PAPER EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF.

THIS DOCUMENT MAY CONSTITUTE A SECURITY AGREEMENT UNDER THE

UNIFORM COMMERCIAL CODE

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Schedule 1, Part 1 – Base Rent Percentages

Schedule 1, Part 2 – Base Rent Allocations

Schedule 1, Part 3 – Section 467 Allocated Rent and Interest

Schedule 2 – Base Termination Value Percentages and Termination Value Percentages

Schedule 3 – Fixed Price Purchase Amount

Exhibit A – Description and Location of Platform

Exhibit B – Description of Undivided Interest

Exhibit C – Form of Lease Supplement No. 1

-iv-

PRODUCTION PLATFORM LEASE AGREEMENT

2005-1

This PRODUCTION PLATFORM LEASE AGREEMENT dated as of June 17, 2005 is entered into between Spinnaker Front Runner Statutory Trust 2005-1, a Delaware statutory trust, as Lessor (together with its successors and permitted assigns, the “Lessor”), and Spinnaker FR Spar Co., L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, the “Lessee”).

W I T N E S S E T H:

WHEREAS, pursuant to this Lease, the Lessor desires to lease the Undivided Interest to the Lessee and the Lessee desires to lease the Undivided Interest from the Lessor;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS; INTERPRETATION

For the purposes hereof, capitalized terms used herein (including those used in the preamble and in the foregoing recital) and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement dated as of even date herewith among Spinnaker Exploration Company, L.L.C., the Lessor, and others, which Appendix A shall for all purposes constitute a part of this Agreement and shall be subject to amendment in accordance with the terms hereof.

SECTION 2

LEASE OF UNDIVIDED INTEREST; ETC.

2.1 Undivided Interest. Upon the terms and subject to the conditions of this Lease, the Lessor agrees to lease and, upon delivery of Lease Supplement No. 1, leases the Undivided Interest to the Lessee, and the Lessee agrees to lease and, upon acceptance of Lease Supplement No. 1, leases the Undivided Interest from the Lessor, for the Initial Lease Term and, subject to the exercise by the Lessee or the Lessor of the renewal option or options as provided in Section 5, the Renewal Term or Renewal Terms.

2.2 Personal Property. The parties hereto stipulate and agree that the Platform, the Undivided Interest and the Lessor’s Share of all Modifications to the Platform and every portion thereof is severed, and shall be and remain severed, to the maximum extent permitted by law, from any real estate or real property or immovable property underneath the Platform, even if physically attached thereto. To the maximum extent permitted by law, the parties agree that (i) the Platform, the Undivided Interest and all such Modifications shall constitute movable personal property and shall not be or become fixtures, component parts or otherwise part of the real estate or real property or immovable property underneath the Platform or of any other real or

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immovable property and (ii) this Lease is a lease of “movables” subject to and governed by, for some purposes, the internal law of Louisiana, including, without limitation, its Lease of Movables Law (La. R.S. 9:3301, et seq.), and Book III, Title IX, of the Louisiana Civil Code, and not the immovable property law of the State of Louisiana. The Lessee will not enter into or be a party to any lease, deed of trust or mortgage of any real or immovable property on which any portion of the Platform is or is to be located or enter into any other agreement which, in each case, grants to any other Person any right to any portion of the Platform by reason of such portion being an accession to or component part of any real or immovable property owned by such Person to the extent such lease or mortgage would constitute a Lien on the Platform or the Undivided Interest that is not a Permitted Lien.

2.3 Description. The Lessee represents and warrants that the Platform is described in Exhibit A and the Undivided Interest is described in Exhibit B.

SECTION 3

RENT

3.1 Base Rent. (a) For the Initial Lease Term, the Lessee agrees to pay or cause to be paid Base Rent to the Lessor, payable on each Base Rent Payment Date commencing with the first Base Rent Payment Date to occur on September 20, 2005, such installment on any Base Rent Payment Date to be in an amount equal to the product of (i) the Lessor’s Cost multiplied by (ii) the applicable Base Rent Percentage, in accordance with Schedule 1, Part 1, subject to adjustment pursuant to Section 4 hereof. The term “Base Rent” is intended to constitute “fixed rent” (as such term is defined in Treasury Regulation § 1.467-1(h)(3));

(b) Base Rent shall accrue for the use of the Undivided Interest, and shall be allocated to each Rental Period, in accordance with the Base Rent allocation for each Rental Period determined by multiplying the Lessor’s Cost by the percentage set forth opposite such Rental Period on Schedule 1, Part 2, (the “Allocated Rent”) subject to adjustment pursuant to Section 4 hereof. Notwithstanding that Base Rent is and shall remain payable in accordance with Section 3.1(a), the Lessor and the Lessee agree that the Allocated Rent for the Undivided Interest allocated pursuant to this Section 3.1(b) shall represent and be the amount of Base Rent for which Lessee becomes liable on account of the use of the Undivided Interest for each calendar year, in whole or in part, of the Lease Term, it being agreed that the total amount of Base Rent payable as set forth on Schedule 1, Part 1 for the Initial Lease Term is equal to the total amount of the Allocated Rent as specified on Schedule 1, Part 2 (taking into consideration any Lessor Section 467 Interest and any Lessee Section 467 Interest accrued with respect to any Section 467 Loan) for the Initial Lease Term;

(c) It is the intention of the parties hereto that the allocation of Base Rent to each Base Rent Payment Date as provided in Section 3.1(b) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulations §1.467-1(c)(2)(ii)(A), with the effect that (because of the differences in timing between Schedule 1, Part 1 and Schedule 1, Part 2 pursuant to Treasury Regulations §§1.467-1(d) and 1.467-2) the Lessor and the Lessee, on any federal income tax returns filed by either of them (or on any return on which their income is included), shall accrue the amounts of Allocated Rent determined in accordance with Section 3.1(b) and set

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forth for each Base Rent Payment Date in the column under the caption “Base Rent Allocation Amount” on Schedule 1, Part 2. Because there shall be from time to time a difference between (i) the cumulative amount of Base Rent paid by the Lessee (as set forth in Section 3.1(a)) and (ii) the cumulative amount of Base Rent allocated pursuant to Section 3.1(b), there shall exist a loan for purposes of Section 467 of the Code, the amount of which is as set forth on “column (F)” on Schedule 1, Part 3 under the caption “Section 467 Loan Balance” (the “Section 467 Loan”) determined in accordance with Treasury Regulations §1.467-4. If the applicable amount of the Section 467 Loan set forth in column (F) on Schedule 1, Part 3 reflects an excess of the cumulative amount of Base Rent paid pursuant to Section 3.1(a) over the cumulative amount of Allocated Rent accrued (in accordance with Treasury Regulations §1.467-1(d)(2)) pursuant to Section 3.1(b), such amount, as appropriately adjusted for Lessor Section 467 Interest or Lessee Section 467 Interest (the “Lessor Section 467 Loan Balance”), represents a loan from the Lessee to the Lessor for income tax purposes; if the applicable amount of the Section 467 Loan set forth in column F on Schedule 1, Part 3 reflects an excess of the cumulative amount of Allocated Rent accrued pursuant to Section 3.1(b) over the cumulative amount of Base Rent paid pursuant to Section 3.1(a), such amount, as appropriately adjusted for Lessor Section 467 Interest or Lessee Section 467 Interest (the “Lessee Section 467 Loan Balance,” and together with the Lessor Section 467 Loan Balance, the “Section 467 Loan Balance” within the meaning of Treasury Regulations §1.467-4(a)), represents a loan from the Lessor to the Lessee for income tax purposes and is shown in parentheses. If there shall be a Lessor Section 467 Loan Balance, the Lessor shall deduct interest expense and the Lessee shall accrue interest income, in each case, in an amount equal to the amount set forth in column (D) under the caption “Interest” for the applicable period on Schedule 1, Part 3 (the “Lessor Section 467 Interest”). If there shall be a Lessee Section 467 Loan Balance, the Lessor shall accrue interest income and the Lessee shall deduct interest expense, in each case, in an amount equal to the amount set forth in parentheses for the applicable period in column (D) on Schedule 1, Part 3 (the “Lessee Section 467 Interest”). All Section 467 Loan Balances, Lessor Section 467 Interest and Lessee Section 467 Interest are already included as part of Base Rent and Termination Value and are payable as a portion of the amounts determined pursuant to Section 3.1(a) and set forth on Schedule 1, Part 1 or as determined by multiplying the Lessor’s Cost by the percentage set forth opposite such Termination Value Determination Date under the heading “Termination Value” in column (E) on Schedule 2, as applicable.

Upon any Lease Termination Date prior to the expiration of the Initial Lease Term, the parties hereby acknowledge and agree that (i) any remaining Lessor Section 467 Loan Balance and any interest accrued thereon shall be repaid by the Lessor to the Lessee upon such termination in any case where Base Termination Value or Termination Value is not payable by the Lessee, (ii) any remaining Lessee Section 467 Loan Balance and any interest accrued thereon shall be repaid by the Lessee to the Lessor upon such termination in any case where Base Termination Value or Termination Value is not payable by the Lessee, and (iii) if the Fixed Price Purchase Option is not exercised, any remaining Lessor Section 467 Loan Balance shall be repaid by the Lessor to the Lessee on the expiration of the Initial Lease Term.

3.2 Supplemental Rent. The Lessee shall pay to the Lessor, for its own account, or to the Person entitled thereto, as provided herein or in any other Operative Document, any and all Supplemental Rent promptly as the same shall become due and payable, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent due to any party to the Operative

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Documents, the Lessor shall have all rights, powers and remedies provided for herein in the case of nonpayment of Base Rent. The Lessee will also pay as Supplemental Rent an amount equal to (A) any Swap Breakage Amount to the extent then due and payable by the initial Loan Participant on each date such amount becomes due and payable and (B) all other costs, expenses, fees and other amounts to the extent then due and payable by Lessor under the Indenture on the dates such amounts become due and payable.

3.3 Method of Payment. Except as provided in Section 14.1(b), all Rent payable to the Lessor shall be paid to the Lessor’s account specified in Schedule 1 to the Participation Agreement or to such other account at such other place as the Lessor shall specify in writing to the Lessee at least five Business Days prior to the due date thereof. All Supplemental Rent payable to any Person other than the Lessor pursuant to any Operative Document shall be paid directly to such Person as provided in such Operative Document. Each payment of Rent shall be made by the Lessee in immediately available funds, on or before 11:00 a.m., New York time at the required place of receipt, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day in which case such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and provided such payment is made on such next succeeding Business Day unless such Business Day occurs in the next calendar month, in which case such payment shall be due on the immediately preceding Business Day with no adjustment for interest from the amount of such payment from such scheduled date.

3.4 Late Payment. If any Rent shall not be paid when due, the Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, to the Lessor for its own account or to the Person entitled thereto as provided herein or in such other Operative Document), as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless payment is made after 12:00 noon, New York time at the place of receipt, in which event such date of payment shall be included) at the Overdue Rate.

3.5 Minimum Payment. (a) Notwithstanding any other provision of this Lease (including, without limitation, Section 4) or any other Operative Document, (a) the amount of Base Rent payable on each Base Rent Payment Date, as the same may be adjusted pursuant to Section 4 (excluding, in each case, any portion thereof constituting an Excepted Payment), shall be at least equal to the aggregate amount of scheduled principal and accrued interest due and payable on the Notes Outstanding on such Base Rent Payment Date, and (b) the amount of Fixed Price Purchase Amount, Base Termination Value and Termination Value (and any Section 467 Loan Balance or other amounts payable by reference thereto), as of any date, as each such amount may be adjusted pursuant to Section 4 (but excluding, in each case, any portion thereof constituting an Excepted Payment) together with any Base Rent payable on or prior to such date and attributable to the period prior to such date, shall be at least equal to the aggregate amount of principal and accrued interest which would be due and payable on the Notes Outstanding on such date assuming such date was the date such payment was due on the Notes in respect of any payment by the Lessee of Fixed Price Purchase Amount, Base Termination Value or Termination Value.

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(b) The amount of Supplemental Rent payable on any date, exclusive of any portion thereof that is an Excepted Payment, shall be at least equal to the Swap Breakage Amount, costs and expenses incurred by the Indenture Trustee and all other amounts due and payable (other than principal and accrued interest) on the Notes Outstanding on such date.

3.6 Net Lease; No Setoff; Etc. This Lease is a net lease and, notwithstanding any other provision of this Lease, the obligation of the Lessee to pay Rent hereunder shall be absolute and unconditional and, to the extent allowed by applicable law, shall not be affected by any circumstance of any character, including, without limitation: (a) counterclaim, setoff, deduction, defense, abatement, compensation, confusion, suspension, deferment, diminution or reduction; (b) any defect in the condition, design, quality or fitness for use of the Undivided Interest, the Platform or any part of either thereof or interest therein or redhibitory defect therein; (c) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of, the Undivided Interest, the Platform or any part thereof or interest therein; (d) any restriction, prevention, interruption or curtailment of or interference with any use, operation or possession of the Undivided Interest, the Platform or any part thereof or interest therein; (e) any defect in, or any Lien on, title to the Undivided Interest, the Platform or any part thereof or interest therein; (f) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (g) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Indenture Trustee, the Lessor, the Owner Participant, any OP Guarantor, any Loan Participant, any Holder or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Person mentioned above, or by any court; (h) any claim that the Lessee has or might have against any Person, including, without limitation, the Indenture Trustee, any Loan Participant, the Lessor, the Owner Participant, any OP Guarantor or any Holder (but this Section 3.6 shall not constitute a waiver of any such claim); (i) any failure on the part of the Lessor, the Indenture Trustee, the Owner Participant, any OP Guarantor, any Loan Participant, any Holder or any other Person to perform or comply with any of the terms hereof or of any other agreement; (j) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof, whether against or by the Lessee or otherwise; or (k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Lessee, to the maximum extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. All payments by the Lessee of Base Rent, Base Termination Value, Termination Value or Fixed Price Purchase Amount (or any amounts payable by reference thereto) made hereunder as required hereby shall be final absent manifest error, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever absent manifest error. If this Lease shall be terminated in whole or in part for any reason whatsoever the Lessee shall, except as expressly provided herein, nonetheless pay to the Lessor (or, in the case of Supplemental Rent, to the Person entitled to such Supplemental Rent as specified herein or in the appropriate Operative Document) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. Nothing contained in this Section 3.6 shall be construed as (a) a guaranty of (i) the value of the Undivided Interest or the Platform upon the expiration or termination of the Initial Lease Term or any

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Renewal Term, (ii) the useful life of the Platform or (iii) payment of any of the Notes, or (b) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to the Platform or (c) a waiver by the Lessee of its right to assert and sue upon any claims it may have against any other Person in one or more separate actions.

3.7 [Intentionally Omitted].

3.8 [Intentionally Omitted].

3.9 Applicability of Payments from Acceptable Letter of Credit. Anything to the contrary notwithstanding in this Lease or in any other Operative Document, a drawing under any Acceptable Letter of Credit shall be applied against the Equity Portion of unpaid Base Rent and indemnities as either becomes due and owing and the parties hereto shall treat the proceeds of such drawing as a prepayment of Base Rent (other than those applied as the payment of indemnities) by the Lessee in accordance with Section 467 of the Code and the Regulations thereunder and the Base Rent, Fixed Price Purchase Amount, Base Termination Value Percentages, Termination Value Percentages, Section 467 Loan Balance, Lessor Section 467 Interest and Lessee Section 467 Interest shall be adjusted in a manner consistent with Section 4 of the Lease. Notwithstanding the foregoing, if Section 16.1(g) is applicable, the drawing (to the extent not previously applied hereunder) shall be applied in accordance with Section 16.1(g).

SECTION 4

RECOMPUTATION OF BASE RENT, BASE TERMINATION VALUE,

TERMINATION VALUE AND FIXED PRICE PURCHASE AMOUNT

4.1 Adjustments to Rent Percentages. (a) If (i) the actual Closing Date is a date other than as set forth in Schedule 2 to the Participation Agreement, (ii) the actual amount of Transaction Expenses paid by the Lessor as a percentage of Lessor’s Cost is other than as set forth in Schedule 2 to the Participation Agreement, (iii)(A) the Owner Participant’s Net Economic Return is affected by any amendment to the Code or the regulations thereunder that is enacted, adopted or promulgated on or prior to the Closing Date (or in the case of proposed regulations, are proposed prior to the Closing Date and have a proposed effective date prior to the Closing Date), or (B) the Owner Participant’s Net Economic Return would be affected by any proposed amendment to the Code (for this purpose, a proposed amendment to the Code means any amendment to the Code, whether codified or in effective date provisions which are not codified, introduced in a bill proposed by a member of the U.S. House Ways and Means Committee or the U.S. Senate Finance Committee or proposed by the U.S. President (or his staff) or the U.S. Department of the Treasury, in any case, prior to the Closing Date) or proposed regulations that have been proposed on or prior to the Closing Date and have a proposed effective date on or after the Closing Date, (iv) the amount of the Notes, the actual Debt Rate and/or amortization of the Notes is other than as set forth in Schedule 2 to the Participation Agreement, (v) on or prior to the Closing Date any other Pricing Assumption proves to be incorrect, (vi) the Notes are refinanced or refunded at any time pursuant to Section 15 of the Participation Agreement, or (vii) Additional Notes are issued by the Lessor in connection with a Supplemental Financing pursuant to Section 14 of the Participation Agreement, then, in each

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case, subject to the following provisions of this Section 4 and to the provisions of Section 3.5, the Base Rent Percentages and the Base Rent Allocations shall be appropriately adjusted (A) in the case of an adjustment pursuant to clause (i), (ii), (iii)(A), (iv) or (v) above, prior to the Closing Date and (B) in the case of an adjustment pursuant to clause (iii)(B), (vi) or (vii) above, after the Closing Date (provided that as a condition to any adjustment pursuant to clause (iii)(B) above, the Owner Participant shall, on or prior to the Closing Date, deliver to the Lessee a list of all such proposed amendments along with a description in reasonable detail of the economic impact on the Owner Participant’s Net Economic Return and any necessary adjustments therefor and such adjustment shall be finalized and first effective on the first Base Rent Payment Date occurring at least 30 days after such enactment; provided further that if any such proposed amendment does not appear on such list, such proposed amendment shall not be the basis of any adjustment, even if subsequently adopted), in each case so as to (x) first, preserve the Owner Participant’s Net Economic Return and (y) to the extent consistent with clause (x), second, minimize the Net Present Value of Base Rent, and (iii) third, minimize Termination Value factors to the extent possible consistent with clauses (x) and (y) above.

(b) At the sole request of the Lessee, any adjustment pursuant hereto may incorporate a revised amortization schedule for the Notes, which amortization schedule shall be structured to preserve the Owner Participant’s Net Economic Return while, to the extent consistent therewith, minimizing the Net Present Value of Base Rent in a manner consistent with the provisions of this Section 4.1; provided that no such adjustment shall increase the average life to maturity, or the maturity date, of any of the Notes from that set forth in the Pricing Assumptions.

(c) In connection with any such adjustment to the Base Rent Percentages and the Base Rent Allocations made pursuant to this Section 4.1, appropriate corresponding adjustments shall be made to the Fixed Price Purchase Amount, Base Termination Value Percentages, Termination Value Percentages, Allocated Rent, Section 467 Loan Balance, Lessor Section 467 Interest and Lessee Section 467 Interest; provided that the Fixed Price Purchase Amount shall not be reduced below the expected Fair Market Sales Value of the Undivided Interest as of the Fixed Price Purchase Option Date (and shall continue to satisfy the Owner Participant’s requirements that the present value, as of the Fixed Price Purchase Option Date of the sum of (i) Base Rent accruing after such date during the Initial Lease Term plus (ii) the estimated fair market value of the Undivided Interest on the Lease Termination Date plus (iii) any other reasonably determinable costs which would be avoided by the exercise of the Fixed Price Purchase Option, in each case determined using the Guarantor’s weighted average cost of capital as the discount rate, shall be less than the Fixed Price Purchase Amount), or, if the adjustment is more than one year after the Closing Date and if the appraised amount is higher, as set forth in an appraisal delivered in connection with such adjustment.

(d) On or prior to the time of closing on the Closing Date, the Base Rent Percentages will be adjusted upward or downward to reflect tax law changes described in clause (iii)(A) of Section 4.1(a), subject to the conditions therein. If such adjustment, together with any future adjustments that would result from the adoption of any proposed amendments under clause (iii)(B) of Section 4.1(a) (subject to the conditions therein), would cause an increase in the implicit interest rate that discounts the Base Rent payable through the Fixed Price Purchase Option Date and the Fixed Price Purchase Amount (taking into account the Lessor’s Section 467 Loan Balance) with respect to the Lessor’s Cost by two hundred (200) or more basis points,

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Lessee shall have the option to terminate this Lease. Anything to the contrary notwithstanding, in the event the Lessee elects to terminate this Lease pursuant to this Section 4.1(d), Lessee shall be obligated to pay all Transaction Expenses and upon payment of such Transaction Expenses, this Lease and Lessee’s obligations hereunder shall terminate.

4.2 Limitations on Adjustments. (a) Any adjustment of the Base Rent Percentages pursuant to this Section 4 shall be computed by the Owner Participant in a manner so as to satisfy the requirements of (i) Section 3.5 hereof and (ii) Revenue Procedures 2001-28 and 2001-29 (to the extent then in effect) and Section 467 of the Code and any regulations effective or proposed thereunder and will not, in the opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee, cause this Lease to be a “disqualified leaseback or long-term agreement” within the meaning of Section 467 of the Code and such regulations; and provided that no adjustment of the Base Rent Percentages pursuant to this Section 4 will result in the Allocated Rent for the Rental Period beginning on the Closing Date and ending 90 days (or the last day of the third month, if earlier) thereafter being other than zero.

(b) In making any adjustment pursuant to this Section 4, each of the Pricing Assumptions and the other assumptions and methods of calculation (including tax and appraisal constraints) employed in the calculation of the Base Rent Percentages, Base Termination Value Percentages, Termination Value Percentages, Fixed Price Purchase Amount, Allocated Rent, Section 467 Loan Balance, Lessor Section 467 Interest and Lessee Section 467 Interest each as set forth in the applicable schedules attached hereto on the Closing Date, other than Pricing Assumptions and such other assumptions that have changed or proven to be incorrect (as such Pricing Assumptions shall have been modified by previous adjustments under this Section 4) shall be used consistently with the assumptions and methods of calculation originally employed in the calculation of such percentages and amounts, subject to the constraints specifically provided herein.

4.3 Timing of Adjustments. All adjustments to be made pursuant to this Section 4 shall be made as soon as practicable after the event giving rise to the adjustment and shall in each case be made in respect of installments of Base Rent accruing on and after the date such adjustment is made; provided that all adjustments to the Base Termination Value Percentages and Termination Value Percentages shall be effective immediately.

4.4 Confirmation of Adjustments. (a) The amount of any adjustment pursuant to this Section 4 shall be determined by the Owner Participant, which shall provide to the Lessee, the Lessor and the Indenture Trustee notice of such adjustment accompanied by an Officer’s Certificate of the Owner Participant, which Officer’s Certificate shall set forth the amount of and the reason for any such adjustment and which shall confirm that such adjustment was made in accordance with the provisions of this Section 4. Such adjustment shall become effective as of the date set forth therein (determined in accordance with Section 4.3 (subject to later revision, if any, pursuant to Section 4.4(b))) upon delivery by the Owner Participant to the Lessee of such notice and Officer’s Certificate.

Within 20 Business Days after receipt of such notice and Officer’s Certificate, the Lessee may request that such adjustment be verified by a nationally recognized, independent public accounting firm selected by the Lessee and reasonably acceptable to the Owner Participant. In

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such verification process, such accounting firm shall be given access by the Owner Participant to the assumptions, methods, computations, programs and files utilized by the Owner Participant in calculating such proposed adjustment and employed in the calculation of the Base Rent Percentages, Base Termination Value Percentages, Termination Value Percentages, Fixed Price Purchase Amount, Allocated Rent, Section 467 Loan Balance, Lessor Section 467 Interest and Lessee Section 467 Interest, subject to the execution of such confidentiality agreements as the Owner Participant shall reasonably request (which agreements shall prohibit disclosure of the Owner Participant’s assumptions, methodology, computations, programs or files to any third party, including the Lessee). Such accounting firm shall be entitled only to verify the mathematical calculations made by the Owner Participant and shall not be entitled to interpret the provisions of this Lease. Under no circumstances shall such accounting firm or any other Person be entitled to review the tax returns of the Owner Participant. Any revised adjustment resulting from such verification shall become effective with respect to the next Base Rent Payment Date after such verification has been concluded, and shall take into account any underpayment or overpayment resulting from an earlier effectiveness of the original adjustment.

(b) Such verification by such accounting firm shall be at the expense of the Lessee unless such verified adjustment results in a readjustment in favor of the Lessee that exceeds ten (10) basis points in the Net Present Value of Base Rent, in which case such verification shall be at the expense of the Owner Participant. Such determination by the Owner Participant, or, if so requested in accordance with Section 4.4(b), such verified adjustment, as the case may be, shall be conclusive and binding.

4.5 Further Assurances. At the time any adjustment is made pursuant to this Section 4, the parties hereto shall, at the Lessee’s expense, enter into a Lease Supplement to reflect such adjustment and shall enter into such amendments and supplements to the other Operative Documents and do such further acts as may be reasonably required in order to effectuate such adjustment; provided that such adjustment shall become effective as provided in Section 4.4 without regard to the date on which such Lease Supplement is executed and delivered.

SECTION 5

RENEWAL

5.1 Renewal Terms. There are two sets of renewal periods (each a “Renewal Period”). Each Renewal Period will have three successive Fair Market Renewal Terms, each with a term equal to one-third ( 1/3) of the applicable Adjusted Remaining Useful Life of the Platform for such Renewal Period. Lessee shall have the right to renew this Lease for up to three (3) successive Fair Market Renewal Terms for the Renewal Period commencing immediately after the end of the Initial Lease Term and for three additional successive Fair Market Renewal Terms for the Renewal Period commencing immediately after the third Fair Market Renewal Term of the first Renewal Period. Lessee’s right to renew this Lease for each successive Fair Market Renewal Term is conditioned upon the Lessee having elected the immediately preceding Fair Market Renewal Term and having given written notice of its election in accordance with Section 5.3. Anything to the contrary notwithstanding, it shall be a condition to the renewal of this Lease for any Renewal Term that (a) the appraiser appointed pursuant to Section 5.3 hereof

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shall have determined that at the end of each Renewal Period there remains 20% residual value in the Undivided Interest, (b) the Lessee shall provide security to the Lessor, in form, substance and amount, satisfactory to the Owner Participant, in its sole discretion, (c) no Lease Event of Default or Significant Lease Default shall have occurred and be continuing as of the time that any Preliminary Notice is delivered by the Lessee to the Lessor and (d) no Lease Default and no Lease Event of Default shall have occurred and be continuing at the commencement of any such Renewal Term.

5.2 Renewal Rent. All of the terms and provisions of this Lease shall be applicable during any Renewal Term, except that the Lessee shall pay to the Lessor as Base Rent in arrears on each Base Rent Payment Date during any Fair Market Renewal Term an amount equal to the Fair Market Rental Value of the Undivided Interest, as determined in accordance with Section 5.3.

5.3 Notice; Determination of Fair Market Sales Value; Determination of Fair Market Rental Value; Determination of Adjusted Remaining Useful Life. (a) At any time at least 365 days but not more than 540 days prior to the expiration of the Initial Lease Term or any Renewal Term, if applicable, the Lessee shall give to the Lessor irrevocable notice (the “Preliminary Notice”) of its election to exercise either its election to select a Fair Market Renewal Term pursuant to Section 5.1 or a purchase option pursuant to Section 6.1(a). At any time at least 270 days but no more than 360 days prior to the expiration of the Initial Lease Term or a Renewal Term then in effect, the Lessee shall give to the Lessor irrevocable notice (the “Final Notice”) specifying which such option it is exercising. Promptly after receipt by the Lessor of the Preliminary Notice, the Lessee and the Lessor shall attempt to agree upon the Fair Market Sales Value of the Undivided Interest as of such expiration and, if appropriate, the Fair Market Rental Value of the Undivided Interest as of such expiration and the Fair Market Sales Value of the Undivided Interest as of the end of the proposed Renewal Term. If the Lessor and the Lessee shall fail to agree within 30 days after the giving of such Preliminary Notice, the Lessor shall provide to the Lessee the Lessor’s calculation of such amounts within 60 days after the giving of such Preliminary Notice and, within 30 days of the Lessee’s receipt of notice of such amounts from Lessor, the Lessee shall either (i) notify the Lessor of the Lessee’s agreement with such proposed amounts indicated in such notice or (ii) notify the Lessor that the Lessee does not agree with one or both of the proposed amounts, in which case the amount or amounts for which no agreement has been reached shall be determined pursuant to the Appraisal Procedure.

(b) The Adjusted Remaining Useful Life shall be determined for each Renewal Period as set forth below. Promptly after receipt by the Lessor of a Preliminary Notice that the Lessee intends to exercise its renewal option pursuant to Section 5.1 upon the expiration of the Initial Lease Term or upon the expiration of the third successive Fair Market Rental Term, as the case may be, the Lessee and the Lessor shall attempt to agree upon an independent appraiser for the purpose of determining the then-residual value and the then-remaining economic useful life of the Platform, provided that the appraiser’s determination of such remaining economic useful life shall be reduced by the greater of (a) 20% of the appraised remaining economic useful life and (b) a period of three years (each determination by such appraiser (as so reduced) being referred to as the “Adjusted Remaining Useful Life”). If the Lessee and the Lessor shall fail to agree on an appraiser within 30 days after the delivery of such Preliminary Notice, such appraiser shall be appointed pursuant to the Appraisal Procedure. Failure by the Lessee to

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provide any Preliminary Notice or Final Notice referred to in this Section 5.3 within the applicable time periods specified herein shall be deemed to constitute an irrevocable election by the Lessee not to exercise its renewal option pursuant to Section 5.1 or its purchase option pursuant to Section 6.1(a).

5.4 Base Termination Values and Termination Values. Concurrently with the Lessee’s exercise of an option to renew this Lease pursuant to Section 5.1, Schedules 2 and 3 shall be modified by the Owner Participant in order to provide for Base Termination Values and Termination Values for the Undivided Interest applicable during the relevant Renewal Term. Such Base Termination Values and Termination Values shall be reduced on a straight line basis for the remaining economic useful life of the Platform, from the Fair Market Sales Value of the Undivided Interest as of the beginning of the Renewal Term to the Fair Market Sales Value of the Undivided Interest at the end of the Renewal Term (each as determined in accordance with Section 5.3 and, if applicable, the Appraisal Procedure); and, in connection therewith, Base Rent payments and the Allocated Rent for the period to which such Base Rent payments relate shall each always be equal.

SECTION 6

PURCHASE OPTIONS

6.1 Purchase Options. Subject to Sections 6.2 and 6.3, the Lessee shall have the right to purchase all, but not less than all, of the Lessor’s right, title and interest in and to the Undivided Interest:

(a) on the date of expiration of the Initial Lease Term or any Renewal Term, at a purchase price, in immediately available funds, equal to the Fair Market Sales Value of the Undivided Interest as of such date; provided, however, that Lessee may not elect to purchase the Undivided Interest on such date of expiration if there has occurred and is continuing a Significant Lease Default or Lease Event of Default; or

(b) on the Fixed Price Purchase Option Date, at a purchase price, in immediately available funds, equal to the Fixed Price Purchase Amount plus all Base Rent due and owing prior to the date of such payment, plus all Supplemental Rent due and owing on or prior to the date of such payment plus the Swap Breakage Amount, if any, plus, on such Fixed Price Purchase Option Date, the Lessee Section 467 Loan Balance, if any, on such Date (as adjusted pursuant to Section 4 hereof). Upon payment of such amounts, and after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents (and any payment of interest on the amount calculated pursuant to this Section 6.1(b) at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified) the Lessor shall pay to the Lessee the Lessor Section 467 Loan Balance on such Date (as adjusted pursuant to Section 4 hereof) (all amounts set forth in the preceding two sentences of this clause (b), the “Purchase Price”); provided, however, Lessee may not elect the Fixed Price Purchase Option if on the Fixed Price Purchase Option Date there has occurred and is continuing a Significant Lease Default or Lease Event of Default.

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6.2 Notice of Election; Manner of Purchase; Transfer After Purchase. (a) Notice of an election to exercise a purchase option pursuant to Section 6.1(a) shall be given in the manner provided in Section 5.3. Upon Lessee having given Final Notice of its election to purchase the Undivided Interest pursuant to Section 6.1(a), Lessee will be unconditionally obligated to purchase the Undivided Interest on the expiration date set forth in the Final Notice in accordance with Section 6.1(a).

(b) In order to exercise its Fixed Price Purchase Option pursuant to Section 6.1(b), the Lessee shall, at any time between September 20, 2011 and December 20, 2011, give irrevocable notice to the Lessor in writing of its election to exercise such purchase option. Upon having given such notice, the Lessee will be unconditionally committed to purchase the Undivided Interest on the Fixed Price Purchase Option Date for the Purchase Price in accordance with Section 6.1(b) and Section 6.3, if applicable.

(c) [Reserved].

(d) On the date of purchase of all of Lessor’s right, title and interest in and to the Undivided Interest pursuant to this Section 6, the Lessor shall transfer all right, title and interest of the Lessor in and to the Undivided Interest, as is and where is, to the Lessee, free and clear of Lessor’s Liens and Owner Participant’s Liens but otherwise without any representation or warranty, upon payment by the Lessee to the Lessor of the Purchase Price therefor in accordance with Section 6.1(b), and the Lessor shall, at the Lessee’s expense, execute and deliver to the Lessee a bill of sale and such other instruments or documents as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee’s expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request.

(e) Failure by the Lessee to provide any notice referred to in subsections (b) or (c) of this Section 6.2 within the applicable time periods specified therein shall be deemed to constitute an irrevocable election by the Lessee not to exercise the applicable purchase option set forth therein.

6.3 Assumption of Notes. Notwithstanding the provisions of Sections 6.1 and 6.2 and subject to compliance with Section 3.04 of the Indenture, if in connection with a purchase by the Lessee of all of Lessor’s right, title and interest in and to the Undivided Interest pursuant to Section 6.1(b), the Lessee shall assume the Notes pursuant to Section 11.6 of the Participation Agreement, the obligation of the Lessee to pay the Purchase Price pursuant to Section 6.1(b), shall be satisfied by such assumption of the Notes to the extent of the principal amount of and accrued but unpaid interest (other than overdue interest), if any, on the Notes so assumed and payment of the remaining portion of the Purchase Price in cash.

SECTION 7

EARLY TERMINATION FOR OBSOLESCENCE

7.1 Decision. If the Managing Member of the Lessee shall have determined in good faith that the Undivided Interest is obsolete, uneconomic or surplus to the needs of the Lessee for any reason including, without limitation, by reason of burdensome Governmental Rules, and

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shall have delivered (together with the Obsolescence Termination Notice) an Officer’s Certificate certifying as to the foregoing to the Owner Participant, the Lessor and the Indenture Trustee, then the Lessee may elect to terminate this Lease with respect to the Undivided Interest in accordance with this Section 7 on any Termination Value Determination Date occurring at least six months following the date upon which Lessee delivered the Obsolescence Termination Notice, provided that no such termination for obsolescence shall occur prior to the eighth anniversary of the Closing Date.

7.2 Notice of Termination. In order to exercise its right to terminate this Lease as provided in this Section 7, the Lessee shall provide the Lessor, the Owner Participant and the Indenture Trustee with notice (the “Obsolescence Termination Notice”) in writing at least 180 days but not more than 270 days prior to the Termination Value Determination Date as of which the Lessee is electing to terminate this Lease with respect to the Undivided Interest (the “Termination Date”), such notice to specify the Termination Date and the Termination Value of the Undivided Interest on such date. Unless the Lessor shall have elected to retain the Undivided Interest pursuant to Section 7.4, the Lessee may, at its option by written notice to the Lessor, the Owner Participant and the Indenture Trustee at any time prior to the 30th day prior to the Termination Date, revoke any such notice of termination, in which event this Lease shall not terminate and the reasonable out-of-pocket expenses incurred by the Lessor, the Owner Participant, each Loan Participant and the Indenture Trustee in connection therewith shall be borne by the Lessee; provided, however, that the Lessee shall have no obligation to so reimburse the Lessor or the Owner Participant if such notice of revocation is given (or deemed to have been given pursuant to the penultimate sentence of Section 7.4) as a result of the Lessor’s failure to make the payments required to be made by it under Section 7.4; and, provided, further, and anything to the contrary notwithstanding, that the Lessee may revoke any such notice of termination on only three occasions.

7.3 Sale of Undivided Interest; Termination Payment. (a) Subject to Section 7.4, the Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to solicit bids for the cash purchase of all of the Lessor’s right, title and interest in and to the Undivided Interest on the Termination Date. The Lessor may also solicit bids for the cash purchase of all of the Lessor’s right, title and interest in and to the Undivided Interest on the Termination Date independent of the Lessee. The Lessee or the Lessor, as the case may be, shall certify in writing to the other party within ten days after the Lessee’s or the Lessor’s, as the case may be, receipt of each bid the amount and terms of each bid received by it and the name and address of the Person submitting such bid. Subject to Section 7.4, in the event that the Lessee or the Lessor shall have obtained any such bids from any Person (other than the Lessee or an Affiliate of the Lessee) the Lessor shall sell all of its right, title and interest in and to the Undivided Interest on the Termination Date to such Person which shall have submitted the highest bona fide cash bid. Upon payment to the Lessor of the purchase price in immediately available funds (and all other amounts due pursuant to the next sentence) on the Termination Date, the Lessor shall sell to the highest bona fide bidder all right, title and interest of the Lessor in and to the Undivided Interest “as is” and “where is”, free and clear of Lessor’s Liens and Owner Participant’s Liens but otherwise without representation, warranty or recourse. This Lease and the obligations of the Lessee hereunder (other than those obligations which are expressly stated to survive termination of this Lease) shall terminate concurrently with such sale and such payment and the payment of the amounts described in the immediately succeeding sentence. As a condition to the sale of the

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Undivided Interest pursuant to the second preceding sentence, the Lessee shall pay on the Termination Date to the Lessor, in immediately available funds, the sum of (i) the excess, if any, of Base Termination Value computed as of the Termination Date over the net sales price (i.e., reduced by any costs, expenses and sales, transfer or similar Taxes incurred by the Lessor in connection with such sale) realized by the Lessor for the Undivided Interest (which shall in no event be a negative number), plus (ii) the amount set forth for the date of payment in the column captioned Lessee Section 467 Loan Balance on Schedule 2 related to Base Termination Value (as adjusted pursuant to Section 4 hereof), plus (iii) all Base Rent due and owing prior to the Termination Date, plus (iv) all Supplemental Rent due and owing on or prior to the date of such payment, including the Swap Breakage Amount, if any. Upon payment of the amounts described in (i) through (iv), and after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents (and any payment of interest on the amount calculated pursuant to this Section 7.3(a) at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified) the Lessor shall pay to the Lessee the amount set forth for such Termination Date in the column captioned Lessor Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof). On the Termination Date, the Lessor shall, at the Lessee’s expense, execute and deliver to such Person a bill of sale or assignment and such other instruments and documents as such Person or the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee’s expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request. The Lessee shall not enter into any transaction with the purchaser (or transferee thereof) of the Undivided Interest whereby the Lessee or any Affiliate of the Lessee becomes an owner, lessee, operator or user of the Undivided Interest during the period from the Termination Date to the second anniversary of the Termination Date.

(b) In the event that (i) the Lessee shall have exercised (or shall be deemed to have exercised pursuant to the penultimate sentence of Section 7.4) its right to revoke its notice of termination pursuant to Section 7.2 or (ii) the highest bona fide bidder under Section 7.3(a) shall have failed to purchase all of the Lessor’s right, title and interest in and to the Undivided Interest pursuant to Section 7.3(a), then, unless the Lessor shall have retained the Undivided Interest pursuant to Section 7.4, this Lease shall remain in full force and effect.

7.4 Retention of Undivided Interest by Lessor. The Lessor may elect to retain rather than sell the Undivided Interest pursuant to Section 7.3(a) by giving irrevocable notice to the Lessee and the Indenture Trustee no earlier than 65 days nor later than 45 days prior to the Termination Date. If the Lessor so elects to retain the Undivided Interest, on the Termination Date (a) the Lessor shall pay to the Indenture Trustee an amount equal to the unpaid principal amount of, and accrued and unpaid interest on, the Notes then Outstanding to the date of payment, and (b) the Lessee shall pay to the Lessor or the Person entitled thereto as provided in the Operative Documents the amounts described in Section 7.3(a)(ii), plus the amount described in Section 7.3(a)(iii), plus the amount described in Section 7.3(a)(iv). Upon payment of the amounts described in (i) through (iv), and after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents (and any payment of interest on the amount calculated pursuant to this Section 7.4 at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified) the Lessor shall pay to the Lessee the amount set forth for such Termination Date in the column captioned Lessor Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4

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hereof). Upon payment of the amounts due pursuant to the preceding sentence, this Lease and the obligations of the Lessee hereunder (other than those obligations which are expressly stated to survive the termination of this Lease) shall terminate, and the Lessor shall, at the Lessee’s expense, execute and deliver to the Lessee on the Termination Date such instruments as the Lessee shall reasonably request to evidence the termination of this Lease. In the event the Lessor fails to pay the amounts specified in clause (a) of the second sentence of this Section 7.4 or the Lessee fails to pay the amounts specified in clause (b) of such sentence, the Lessee shall be deemed to have revoked its notice of termination pursuant to Section 7.2. If the Lessor shall fail to perform any of its obligations pursuant to this Section 7.4 and as a result thereof this Lease shall not be terminated on a proposed Termination Date, the Lessor shall thereafter no longer be entitled to exercise its election to retain the Undivided Interest and the Lessee may at its option thereafter submit a new Obsolescence Termination Notice pursuant to Section 7.2.

SECTION 7A

EARLY TERMINATION FOR BURDENSOME BUYOUT EVENT

7A.1 Burdensome Buyout Event. If a Burdensome Buyout Event shall have occurred and be continuing and provided no Lease Event of Default or Significant Lease Default shall have occurred and be continuing, the Lessee shall have the right, by irrevocable written notice delivered to the Lessor and the Indenture Trustee within 180 days after the Lessee or the Guarantor shall have obtained Actual Knowledge of such Burdensome Buyout Event, or in case of a Burdensome Buyout Event described in clause (b) of the definition thereof, within 180 days after the payment by the Lessee of the indemnification obligation, and not less than 30 days prior to the scheduled date of purchase, which written notice shall specify the scheduled date of purchase (which, in any event, shall be the next succeeding Termination Value Determination Date (the “Burdensome Buyout Termination Date”) to terminate the Lease and purchase all (but not less than all) of the Undivided Interest for a purchase price equal to the sum of: (A) the greater of (1) the Base Termination Value on Schedule 2 (as adjusted pursuant to Section 4 hereof) computed as of such Base Termination Value Determination Date, and (2) the Fair Market Sales Value of the Undivided Interest in the Platform, which in no case shall be a negative number, plus (B) the amount set forth for such Base Termination Value Determination Date in the column captioned Lessee Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof) relating to Base Termination Values, plus (C) plus all Base Rent due and owing prior to the date of such payment, plus (D) all Supplemental Rent due and owing on or prior to the date of such payment, including the Swap Breakage Amount, if any. Upon payment of the amounts described in (A) through (D), and after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents (and any payment of interest on the amount calculated pursuant to this Section 7A.1 at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified) the Lessor shall pay to the Lessee the amount set forth for such Termination Date in the column captioned Lessor Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof). The Lessor hereby agrees that all costs and expenses of the Lessor, the Owner Participant, the Indenture Trustee and each Holder which arise as a result of a Burdensome Buyout Event shall be paid by the Lessee.

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7A.2 Burdensome Buyout Payment; Transfer. If the Lessee elects to terminate this Lease and purchase all (but not less than all) of the Undivided Interest pursuant to Section 7A.l, upon payment to the Lessor of an amount equal to the applicable Termination Value for the Undivided Interest and all other amounts described in Section 7A.1 plus all other amounts due and owing by the Lessee to the Lessor and any other Person pursuant to the Participation Agreement and the other Operative Documents, all of the Lessor’s right, title and interest in and to the Undivided Interest shall be deemed automatically to have been transferred to the Lessee or its designee, “as-is” and “where-is” without recourse or warranty of any kind, except with respect to the absence of Lessor’s Liens and Owner Participant’s Liens thereon. In connection with such transfer, the Lessor shall, at the Lessee’s expense, execute and deliver to the Lessee such instruments and documents as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee’s expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request.

7A.3 Assumption of Notes. Notwithstanding the provisions of Sections 7A.1 and 7A.2 and subject to compliance with Section 3.04 of the Indenture, if in connection with a purchase by the Lessee of all of Lessor’s right, title and interest in and to the Undivided Interest pursuant to Section 7A.2, the Lessee shall assume the Notes pursuant to Section 11.6 of the Participation Agreement, the obligation of the Lessee to pay the purchase price pursuant to Section 7A.2 shall be satisfied by such assumption of the Notes to the extent of the principal amount of and accrued but unpaid interest (other than overdue interest), if any, on the Notes so assumed and payment of the remaining portion of the purchase price in cash.

SECTION 8

RELINQUISHMENT OF POSSESSION AND USE OF UNDIVIDED INTEREST

(a) Return of Undivided Interest. Unless the Lease Term shall end pursuant to Section 12 or the Lessee shall have exercised its renewal option pursuant to Section 5 or the Lessee shall have purchased the Undivided Interest pursuant to Section 6.1 or Section 7A hereof and paid the purchase price and other amounts required thereby, the Lessee shall, at its own expense and subject to the terms and conditions of the Joint Operating Agreement and the Support Agreement, relinquish possession and use of the Undivided Interest by returning such Undivided Interest to the Lessor or any transferee or assignee of the Lessor upon the expiration or termination of the Lease Term, and shall deliver such documents, instruments and certificates (including, without limitation, an assignment of any permits as described in the list referred to in clause (iv) of Section 8(b) below) as the Lessor shall request in connection with such return; provided, however, that, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessee shall have the option, on one occasion, to extend the date of the return of the Undivided Interest for a period up to 60 days (the “Return Extension Period”), if at the time of the scheduled expiration of the Lease Term the Lessee requires such Return Extension Period in order to complete the drilling of a well connected to the Platform; provided further, however, for the avoidance of doubt, the Lessee hereby agrees that the Lessee’s right to elect the Return Extension Period shall not extend the time for payment of any amounts due and payable in connection with the scheduled expiration of the Lease Term. If the Lessee elects to exercise the option for a Return Extension Period, it shall be a condition to the exercise of such option that the Lessee gives irrevocable written notice of same to the Lessor, the Owner

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Participant and the Indenture Trustee at least 120 days but not more than 150 days prior to the scheduled expiration of the Lease Term. The Lessee shall pay to the Lessor as Supplemental Rent, on or before the fifth Business Day prior to the commencement of the Return Extension Period, if any, an amount equal to the greater of (x) 100% of the Fair Market Rental Value of the Undivided Interest for the Return Extension Period and (y) the average daily Base Rent during the last year of the Lease Term multiplied by the total number of days in the Return Extension Period. Upon the return of the Undivided Interest from the Lessee to the Lessor or any assignee or transferee of the Lessor, the Platform shall be: (i) safely afloat and securely moored; (ii) free and clear of all Liens other than the Liens described in clauses (b) (other than Indenture Trustee’s Liens), (f) and (j) of the definition of Permitted Liens; (iii) subject to Section 11.4 and subject to the Lessee’s obligations under Sections 11.3, 11.5(c), if any, and 11.7, with all equipment, machinery, appliances and Components on board the Platform as of the Closing Date; (iv) in at least the condition required by Section 11.1; (v) clean, with all enclosed spaces, ballast tanks and petroleum-related vessels in compliance with prudent industry standards and free of excessive debris and sediment; (vi) with all plans and drawings and all classification, environmental, inspection, modification, maintenance and operations records relating to the Platform and as are required by Governmental Rules to be maintained and as are in possession of the Lessee relating to the Platform; (vii) having the then-applicable classification from the Classification Society described in Section 11.1(f), in class with no then-applicable outstanding recommendations, deferred items or requirements of the Classification Society and with all of the hull structure, topside structure, marine systems, mooring systems, safety systems and other survey cycles required by the Classification Society properly completed and, if (A) under continuous survey, having any continuous survey items due to be completed within six months after the date of return accelerated so that such items are completed (with no outstanding recommendations, deferred items or requirements) on or before such date, or (B) if not under continuous survey, with all special (five-year) survey items completed (with no outstanding recommendations, deferred items or requirements) within twenty-four months prior to the date of return; (viii) with all class, United States Coast Guard, MMS (or any successor thereof) and other Governmental Authority certificates, permits and approvals which are required by Governmental Rules, and all such certificates, permits and approvals shall be valid and the Lessee shall be in compliance (except to the extent that any non-compliance would result in a de minimis effect on the value, utility or remaining original economic useful life of the Undivided Interest), in each case, with all of the terms and conditions thereof on the Lease Termination Date; (ix) capable of performing on a sustained basis at the levels set forth in the Design Basis, as modified from time to time to take into account the requirements of Sections 11.3 and 11.4; (x) in compliance (except to the extent that any non-compliance would result in a de minimis effect on the value, utility or remaining original economic useful life of the Undivided Interest) with all then-applicable Governmental Rules (including, without limitation, all Environmental Laws); and (xi) with respect to its moorings if the mooring life (as determined by the Return Engineer pursuant to Section 8(b)(i)) is less than (A) the remaining original economic useful life of the Platform as determined by the Final Appraisal or (B) the Adjusted Remaining Useful Life of the Platform as determined pursuant to Section 5.3, as applicable, of the Platform, such moorings shall be refurbished or replaced (at the election of the Lessee and at its cost and expense) such that the mooring life will equal or exceed such remaining original economic useful life or the Adjusted Remaining Useful Life (as determined pursuant to Section 5.3), as the case may be, of the Platform.

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(b) Return Reports. In connection with the return of the Undivided Interest from the Lessee to the Lessor or any assignee or transferee of the Lessor as provided in clause (a) above, at least 60 days but not more than 180 days prior to the Lease Termination Date (or if a Lease Event of Default is declared or deemed declared under Section 16, as soon as practical after Lessor makes written demand therefor), the Lessee shall, at its sole cost and expense, provide to the Lessor, the Owner Participant and the Indenture Trustee (if the Lien of the Indenture has not been discharged) each of the following documents: (i) a report of a Return Engineer selected by the Lessee and reasonably acceptable to the Lessor, the Owner Participant and, if the Lien of the Indenture has not been discharged, a Majority in Interest of Holders of Obligations, such report to be prepared in accordance with prudent industry practices, certifying that the Undivided Interest is in compliance (except to the extent that any non-compliance would result in a de minimis effect on the value, utility or remaining original economic useful life of the Undivided Interest) with and in the condition and state of repair and maintenance required by all then applicable Governmental Rules and Classification Society standards and the requirements of Section 8(a), together with such inspection reports, tests, and other data reasonably adequate to substantiate the conclusion reached in such report and using methods generally accepted in the prudent offshore industry, or, if the Undivided Interest is not in the condition and state of repair and maintenance required by all then applicable Governmental Rules and Classification Society standards and the requirements of Section 8(a), a list prepared by such engineer or surveyor of any discrepancies in such condition, state of repair and/or maintenance, and the Lessee, at its sole cost and expense, shall cause any such discrepancies to be fully corrected prior to the return of the Undivided Interest, (ii) an inspection report by the Return Environmental Consultant selected by the Lessee and reasonably satisfactory to the Lessor, the Owner Participant and, if the Lien of the Indenture has not been discharged, a Majority in Interest of Holders of Obligations, such report to be prepared in accordance with prudent industry practices, certifying that the Platform is in compliance (except to the extent that any non-compliance results in a de minimis effect on the value, utility or remaining original economic useful life of the Undivided Interest) with all applicable Environmental Laws and that the condition and operation of the Platform are such that neither the Platform, the Undivided Interest nor any party to the Operative Documents shall be subject to any material Environmental Claim, (iii) a reserve report with respect to the Front Runner Reserves prepared by an independent consulting firm selected by the Lessee and reasonably acceptable to the Lessor, the Owner Participant and, if the Lien of the Indenture has not been discharged, a Majority in Interest of Holders of Obligations, such report to be prepared in accordance with prudent industry practices, and (iv) a list, certified by the Lessee, of all of the Lessee’s or Operator’s or operator’s (of the Platform) certificates, permits and approvals necessary for the use, operation and maintenance of the Platform. With respect to clauses (i), (ii) and (iii) above, if the Lessee, the Lessor, the Owner Participant and, if the Lien of the Indenture has not been discharged, a Majority in Interest of Holders of Obligations are unable to select a mutually acceptable Person to prepare any such report at least 210 days prior to the Lease Termination Date, such selection shall be made, at the cost and expense of the Lessee, by the New York City office of the American Arbitration Association or any organization successor thereto, upon the request of any such parties from a panel of arbitrators having familiarity with assets similar to the Platform and reputable individuals or entities that prepare the applicable report(s). With respect to clause (i) above, the engineer’s or surveyor’s (A) inspection shall include an inspection of the normally submerged portion of the Platform by remotely operated vehicle, diver or, if the Platform is located at a port, by dry docking the Platform, and if the

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inspection identifies any condition in violation of a Governmental Rule or any Classification Society standard with respect to such submerged portion of the Platform, the Lessee shall cause additional inspection or testing, at its sole cost and expense, using methods generally recognized in the prudent offshore industry, so as to conform such condition and, if required, the repair of such condition and (B) report shall include an analysis of the mooring system (and the replacement and failure history thereof) and analytical results as to the remaining original economic useful life or the Adjusted Remaining Useful Life (as determined pursuant to Section 5.3), as the case may be, of the Platform.

(c) Survival. The obligations of the Lessee under this Section 8 shall survive the expiration or earlier termination of this Lease.

SECTION 9

ENJOYMENT; DISCLAIMER OF WARRANTIES

9.1 Enjoyment. Unless a Lease Event of Default shall have occurred and be continuing, the Lessor agrees not to take any action which interferes with the use or enjoyment by the Lessee of the Undivided Interest. Without limiting the foregoing, the Lessor (for itself and its successors and assigns, it being agreed that the following provisions of this sentence run with the Undivided Interest and shall be binding on any transferee or assignee of the whole or any part of the Undivided Interest) hereby waives the right to bring any action for partition of the Platform or the Lessor’s interest therein and hereby covenants that, for so long as there are Front Runner Reserves, the Lessor shall not (i) resort to any action at law or in equity to partition the Platform, or (ii) interfere in any manner with the use and enjoyment, to the extent provided in the Joint Operating Agreement, by the Operator of the Platform. The Other Undivided Interests shall be third-party beneficiaries of the Lessor’s waiver and covenants contained in the immediately preceding sentence. The Lessor agrees that any assignee or transferee of the Undivided Interest shall agree in writing to be bound by the provisions of the second preceding sentence. No breach of this Section 9.1 shall in any way limit or otherwise impair the provisions of Section 3.6 hereof and the sole remedies available to the Lessee or any third party beneficiary thereof are a suit for monetary damages and/or specific performance. In addition, the Lessor (for itself and its successors and assigns) agrees that the Undivided Interest will be bound by the terms of the Joint Operating Agreement.

9.2 Disclaimer of Warranties. None of the Trust Company, in its individual or trust capacity, the Lessor or the Owner Participant makes any representations or warranties whether written, oral or implied, with respect to the Undivided Interest, the Platform, or any part thereof, except as expressly set forth in Section 6 or 8 of the Participation Agreement or in any Officer’s Certificate of the Trust Company, the Lessor or the Owner Participant, in each case delivered pursuant to the Participation Agreement. As between the Lessor and the Lessee, execution by the Lessee of this Lease shall be conclusive proof of the Lessee’s acceptance of the Undivided Interest for all purposes hereof and of the commencement of this Lease with respect thereto and that the Undivided Interest is satisfactory to the Lessee in all respects. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OR DEALER IN PROPERTY OF THE KIND OF THE PLATFORM, THE COMPONENTS THEREOF OR THE UNDIVIDED INTEREST AND THE LESSOR LEASES AND THE LESSEE TAKES THE

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UNDIVIDED INTEREST AND EACH PART THEREOF AS IS AND WHERE IS, WITH ALL FAULTS (WHETHER OR NOT DISCOVERABLE), AND PATENT AND LATENT REDHIBITORY DEFECTS, AND SUBJECT TO ALL APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS) AND NONE OF THE TRUST COMPANY IN ITS INDIVIDUAL OR TRUST CAPACITY, NOR THE LESSOR NOR THE OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND THE TRUST COMPANY IN ITS INDIVIDUAL AND TRUST CAPACITY AND THE OWNER PARTICIPANT AND THE LESSOR HEREBY DISCLAIM, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THE SECOND PRECEDING SENTENCE, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PLATFORM OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE PLATFORM TO PERFORM ANY FUNCTION, TITLE TO THE PLATFORM, THE UNDIVIDED INTEREST OR ANY PART OF EITHER THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. THE LESSEE CONFIRMS THAT IT HAS SELECTED THE PLATFORM AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE IN CONNECTION WITH SUCH SELECTION UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY THE TRUST COMPANY, THE LESSOR OR THE OWNER PARTICIPANT. The provisions of this Section 9.2 have been negotiated and, except as expressly set forth in Sections 6 and 8 of the Participation Agreement or in any Officer’s Certificate of the Lessor, the Trust Company or the Owner Participant, the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by the Trust Company, the Lessor or the Owner Participant, express or implied, with respect to this Lease, the Platform, the Undivided Interest or any part thereof that may arise pursuant to any law now or hereafter in effect or otherwise. Nothing contained in this Section 9.2 shall be construed as a waiver of any warranty or other claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer or any other Person. Without limiting anything contained in Section 13 of this Lease, the Lessee shall bear risk of loss and shall bear financial responsibility for any loss or damage to the Undivided Interest.

9.3 Enforcement of Warranties. The Lessor hereby appoints and constitutes the Lessee its agent and attorney-in-fact during the Lease Term to assert and enforce, from time to time, in its sole discretion, in the name and for the account of the Lessor and the Lessee, as their interests may appear, but in all cases at no cost or expense to the Lessor, whatever claims and rights the Lessor may have as the lessor of the Undivided Interest against any manufacturer, supplier, dealer, contractor, subcontractor, installer or vendor of any Component or Replacement Component of the Platform; provided, however, so long as a Lease Event of Default shall have occurred and be continuing, and the Lease shall have been declared in default pursuant to Section 16.1, such power of attorney shall, at the option of the Lessor, terminate and the Lessor may assert, at the Lessee’s sole cost and expense, such claims and rights.

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SECTION 10

LIENS

The Lessee will not, directly or indirectly, create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Undivided Interest, title thereto or any interest therein, other than Permitted Liens, and the Lessee promptly, at its own expense, will take such actions as may be necessary duly to discharge any such Lien not excepted above.

SECTION 11

OPERATION, MAINTENANCE AND LAWFUL USE; MODIFICATIONS;

REPLACEMENTS; PERSONNEL; SALVAGE; FUEL; IDENTIFICATION

11.1 Operation, Maintenance; Lawful Use. The Lessee shall, or shall cause the Operator to, at its own expense, at all times during the Lease Term, operate and maintain (or cause the Operator thereof to operate and maintain) the Platform in accordance with the Lessee’s established inspection, maintenance, rebuild and repair programs (and without discriminating against the Platform based on the leased, rather than owned, status of the Undivided Interest or otherwise, including, without limitation, any discrimination with respect to the installation of Modifications required by Governmental Rules that may be phased in over a period of time that commences prior to and extends beyond the end of the Lease Term) so as to keep the Undivided Interest (a) in good working order and condition, ordinary wear and tear excepted, (b) in compliance in all material respects with all applicable Governmental Rules and Governmental Actions, including, but not limited to, those of the United States Coast Guard, the MMS and the United States Environmental Protection Agency (or any successor thereof), and the requirements of any insurance policy required to be maintained pursuant to Section 13 hereof; provided, however, that the Lessee shall not be obligated to comply with any Governmental Rule or Governmental Action (i) whose application or validity is being contested diligently and in good faith by appropriate proceedings, (ii) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or Governmental Action but only to the extent that the Lessee’s noncompliance is in accordance therewith and the Lessee shall nevertheless be required to comply with such Governmental Rule or Governmental Action if such nonconforming use permit, waiver, extension or forbearance would not be effective to exempt the Lessor or its designee from compliance with such Governmental Rule or Governmental Action upon the return of the Undivided Interest in accordance with Section 8, or (iii) if failure of compliance (individually and in the aggregate with all other instances of continuing noncompliance by the Lessee) would result in no material adverse consequences to the Lessee; provided, further, that, in the case of each of clauses (i) through (iii) of the foregoing proviso, neither such failure of compliance nor such contest shall result in any material risk or danger of (1) the sale, forfeiture or loss of any material part of or interest in the Platform or the Undivided Interest, the Trust Estate or the Indenture Estate or title thereto or interest therein, (2) any interference with the payment of Rent when due, or (3) the imposition of any criminal liability or any material civil liability or penalty on the part of, or any other material adverse effect on, the Lessor, the Owner Participant, the Trust Estate, any Loan Participant, the Indenture Estate or the Undivided Interest, (c) in compliance with recognized and prudent operations and maintenance standards for other

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comparable platforms in the Gulf of Mexico, (d) in compliance with the American Petroleum Institute guidelines for inspection and repair of platforms, (e) in compliance in all material respects with all manufacturers’ warranties and (f) in such condition as will entitle the Platform to maintain its classification as a “Maltese Cross A1 Floating Offshore Installation” or such other classification used by the Classification Society for similar offshore facilities, provided that the standards for such other classification shall, in all material respects, be equal to or higher than those for an “A1 Floating Offshore Installation”. The Lessee, at all times, shall have in effect (or cause the Operator thereof to have in effect) a prudent maintenance program for the Platform and the Components, Replacement Components, if any, equipment, moorings and risers thereof and renew the sacrificial anodes and coatings of the Platform and ballast tanks when necessary, but at least as frequently as may be required to maintain classification without recommendations affecting class by the Classification Society and as may be required by Governmental Rules, including, without limitation, Environmental Laws. The Lessee shall furnish to the Lessor, the Indenture Trustee and the Owner Participant promptly upon receipt thereof copies of all Classification Society reports and surveys in respect of the Undivided Interest in the Platform. The Lessee agrees that the Undivided Interest will be used solely in the conduct of its business or the business of its permitted assignee, transferee or sublessee and will at all times be and remain in the possession and control of the Lessee or such assignee, transferee or sublessee.

11.2 [Intentionally Omitted].

11.3 Required Modifications. The Lessee shall, or shall cause the Operator to, at its own expense (subject to Section 11.6), make (or cause to be made) all Severable and Nonseverable Modifications to the Platform as may be required from time to time to meet the requirements of Section 11.1 or to maintain the insurance coverage of Section 13 (a “Required Modification”), unless the Lessee shall have made an irrevocable election to terminate this Lease pursuant to Section 7.2; provided, that if for any reason this Lease is not terminated on the applicable Termination Date, the provisions of this Section 11.3 shall be automatically reinstated. The Lessee shall complete (or cause to be completed) all Modifications in a good and workmanlike manner, with reasonable dispatch and in a manner which does not decrease the value of the Platform or decrease the remaining economic useful life or decrease the utility of the Platform or cause the Platform to become “limited use property” within the meaning of Revenue Procedure 2001-28 or 2001-29.

11.4 Optional Modifications. Subject to the terms of the Tax Indemnity Agreement, the Lessee, at its own expense, may make (or cause to be made) such other Severable and Nonseverable Modifications to the Platform or any component thereof not required by Section 11.3 (“Optional Modifications”) except that no Optional Modification shall (i) have a material adverse effect on the then current value, the utility, the residual value or the remaining economic useful life of the Platform, (ii) cause the Platform to become “limited use property” within the meaning of Revenue Procedure 2001-28 or 2001-29, (iii) alter the primary function of the Platform (namely to drill for and/or produce oil and gas), taken as a whole, from that for which it was designed and intended or (iv) violate (a) any applicable Governmental Rules or Governmental Actions, (b) any requirements of any insurance policy required to be maintained pursuant to Section 13 hereof, (c) any manufacturers’ warranties or (d) the provisions of this Lease.

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11.5 Title to Modifications; Purchase Option for Certain Severable Modifications. (a) Title to the Lessor’s Share of all Required Modifications shall immediately vest in the Lessor and shall automatically become part of the Platform and the Undivided Interest and become subject to this Lease and to the Lien of the Indenture. So long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, the Lessee may remove (or cause to be removed), subject to clause (c) below, any Severable Modification that is not a Required Modification; provided, however, that the Lessee shall promptly repair any damage to the Platform from such removal.

(b) Title to the Lessee’s Share of any Nonseverable Modification that is an Optional Modification shall be immediately vested in Lessor. Title to the Lessee’s Share of all Severable Modifications that are Optional Modifications shall immediately and automatically vest in the Lessee.

(c) If Lessee, at its cost, causes Severable Modifications that are not Required Modifications to be made to the Platform and such Severable Modifications have not been removed by Lessee or purchased by Lessor at the Lease Termination Date, upon return and surrender of the Undivided Interest, at Lessor’s option, title to the undivided interest in such Severable Modifications shall thereupon pass to Lessor at no cost to Lessor upon surrender of the Undivided Interest or Lessor may with the consent of the Other Undivided Interests, cause, at Lessee’s expense, such Severable Modifications to be removed upon surrender of the Undivided Interest.

11.6 Payment for Modifications. If the Lessee intends to seek financing for the cost of any Severable Modification that is a Required Modification, the Lessee shall first provide the Lessor, the Indenture Trustee and the Owner Participant with written notice of such Modification at least 45 days prior to the date of such proposed financing. The cost of the Lessor’s Share of such Modification may be financed through the issuance of Additional Notes to the extent permitted under Section 14 of the Participation Agreement and subject to the conditions set forth therein.

11.7 Replacement of Components; Title to Components; Removal of Property. Subject to the terms of the Tax Indemnity Agreement, any Component or Replacement Component may be removed and replaced with a Replacement Component and so long as no Lease Default or Lease Event of Default has occurred and is continuing, upon such replacement, the Lessee (or its designee) shall be entitled to retain the amount of the net proceeds of any sale or disposition of any such removed Component or Replacement Component. Any such Replacement Components shall be free and clear of all Liens, except Permitted Liens, and in as good operating condition as, and with a current value, residual value, utility and economic useful life at least equal to, the Components or Replacement Components replaced, assuming such replaced Components or Replacement Components were in at least the condition and repair required to be maintained hereunder and shall not, individually or in the aggregate, adversely affect the Platform’s current value, residual value, utility or economic useful life. Immediately upon any Replacement Component becoming incorporated in the Platform, without further act, (i) title to the Lessor’s Share of such Replacement Component thereupon shall vest in the Lessor or such Person as shall be designated by the Lessor, (ii) the Lessor’s Share of such Replacement Component shall become subject to the Lien of the Indenture and to this Lease and shall be

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deemed a part of the Undivided Interest for all purposes thereof and hereof to the same extent as the Lessor’s Share of the Component or Replacement Component it replaced, and (iii) title to the Lessor’s Share of such removed Component or Replacement Component shall vest in the Lessee or such Person as shall be designated by the Lessee and shall be free and clear of all rights of the Lessor and the Indenture Trustee and shall no longer be deemed a Component or a Replacement Component hereunder. If, at any time during the Lease Term, the Lessee shall conclude that any property included in the Platform is obsolete, redundant or unnecessary and can be removed without diminution of the then current value, residual value or utility of the Platform or reduction of the remaining economic useful life of the Platform (as measured immediately prior to such removal) and without causing the Platform to become “limited use property” within the meaning of Revenue Procedure 2001-28 or 2001-29, the Lessee may remove (or cause to be removed) such property; provided that, if such removed property is sold for in excess of $100,000, the Lessor’s Share of the proceeds from such sale shall be paid by the Lessee to the Lessor within a reasonable period after the Lessee’s receipt of such sale proceeds and shall be held as part of the Indenture Estate.

11.8 [Intentionally Omitted].

11.9 [Intentionally Omitted].

11.10 Fuel, Oil, Etc. The Lessor acknowledges that such fuel, lubricating oil and unbroached consumable stores as may be on board the Platform at the time of its delivery to the Lessee hereunder and allocable to the Undivided Interest will be the property of the Lessee.

11.11 Identification of Platform. Neither the Lessor nor the Lessee shall take any action or omit to take any action that would cause the Platform to cease to be entitled to the same classification that the Platform had from the Classification Society on the Closing Date (subject to any reduction in classification resulting from the age of the Platform). Except as otherwise directed by the Lessor, the Lessee shall prevent the name of any Person other than that of the Lessee or any Affiliate thereof (and the other owners and secured parties with respect to the Other Undivided Interests) from being placed on any part of the Platform as a designation that reasonably might be interpreted as a claim of ownership or right to possession or use thereof.

11.12 [Intentionally Omitted].

11.13 Required Filings. The Lessee shall prepare and file in a timely fashion, or where the Lessor shall be required to file, the Lessee shall prepare or cause to be prepared and delivered to the Lessor within a reasonable time prior to the date for filing, any reports with respect to the Undivided Interest, or the condition or operation thereof, that shall be required to be filed with any Governmental Authority in order to comply with any Governmental Rule or Governmental Action.

11.14 Repair of Platform. In the event of any damage to the Platform which does not constitute an Event of Loss, subject to Section 11.7, the Lessee shall, at no expense to the Lessor, as soon as commercially practicable, but in any event prior to the expiration of the Lease Term, repair, restore or rebuild (or shall cause to be repaired, restored or rebuilt) the damaged or destroyed property so that upon completion of such repair, restoration or rebuilding, the value,

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utility, remaining economic useful life and residual value of such property shall be at least equal to the value, utility, remaining economic useful life and residual value of such property immediately prior to such damage or destruction, assuming such property was maintained in accordance with the terms hereof.

SECTION 12

EVENT OF LOSS

12.1 Notice of Event of Loss. If an Event of Loss shall occur, the Lessee shall promptly notify the Lessor, the Owner Participant and the Indenture Trustee of the occurrence thereof.

12.2 Payment of Base Termination Value and Termination Value, Etc. (a) If an Event of Loss shall occur, the Lessee shall within 60 days of the occurrence of such Event of Loss give the Lessor, the Owner Participant and the Indenture Trustee written notice of its election to either:

(i) (A) except as provided in clause (i)(B) below, pay to the Lessor as compensation for such Event of Loss, on the Termination Value Determination Date immediately following the date of such election, the Termination Value for the Undivided Interest as of such Termination Value Determination Date, plus all Base Rent due and owing prior to the date of such payment, all Supplemental Rent due and owing on or prior to the date of such payment and the Swap Breakage Amount, if any;

(B) in the case of an Event of Loss described in clause (vi), (vii) or (viii) of the definition thereof, pay to the Lessor as compensation for such Event of Loss, on the Base Termination Value Determination Date following the date of such election, an amount in cash equal to the sum of: (A) the greater of (i) the Base Termination Value on Schedule 2 (as adjusted pursuant to Section 4 hereof) computed as of such Base Termination Value Determination Date, and (ii) the Fair Market Sales Value of the Undivided Interest in the Platform, which in no case shall be a negative number, plus (B) the amount set forth for such Base Termination Value Determination Date in the column captioned Lessee Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof) relating to Base Termination Values, plus (C) plus all Base Rent due and owing prior to the date of such payment, plus (D) all Supplemental Rent due and owing on or prior to the date of such payment, including the Swap Breakage Amount, if any. Upon payment of the amounts described in (A) through (D), and after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents (and any payment of interest on the amount calculated pursuant to this Section 12.2 at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified) the Lessor shall pay to the Lessee the amount set forth for such Termination Date in the column captioned Lessor Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof); or

(ii) subject to compliance with this Section 12.2 (it being understood that the Lessee’s obligations with respect to the payment of Base Rent and any Supplemental

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Rent shall continue without abatement during the replacement period described below), replace (or cause to be replaced) at the same location the Undivided Interest in the Platform with property of a similar type, service and use, and of equal or greater Fair Market Sales Value, residual value, remaining economic useful life and utility as the replaced Undivided Interest in the Platform immediately prior to such Event of Loss (assuming the Platform has been maintained in accordance with the terms of this Lease);

provided that the Lessee may not elect to replace the Undivided Interest in the Platform (w) (I) at any time during the last three (3) years of the Initial Lease Term or during any Renewal Term, or (II) if at the time of the Event of Loss or the time of election a Burdensome Buyout Event, Significant Lease Default or Lease Event of Default shall have occurred and be continuing; (x) if the Lessee (A) fails to give notice of its election to replace the Undivided Interest in the Platform in the time period specified above or (B) has failed to replace the Undivided Interest in the Platform within 365 days of the occurrence of the Event of Loss, it shall be deemed to have elected to pay the amount specified in Section 12.2(a)(i)(A); (y) if, in the reasonable opinion of an independent engineering consultant, the period required to replace the Platform (the “Replacement Period”) will exceed the greater of (1) twelve months or (2) such longer period for which business interruption insurance then maintained by or on behalf of the Lessee is available, and the amount of the proceeds of business interruption, casualty insurance or condemnation awards, or the like, payable with respect to such Event of Loss (net of the costs of obtaining such proceeds or awards), is sufficient to replace the Platform and to pay Rent, Supplemental Rent and all other expenses and liabilities of the Lessee during such Replacement Period (including any additional costs or amounts payable under the Operative Documents or payable in connection with the execution of any additional or replacement Operative Documents) as such Rent, Supplemental Rent and other expenses and liabilities become due; and (z) unless all Governmental Approvals required in connection with the replacement have been obtained or can reasonably be expected to be obtained on or prior to the date required in connection therewith.

Upon the payment in full of all amounts described in Section 12.2(a)(i)(A) or 12.2(a)(i)(B), (1) this Lease and the obligations (other than those expressly stated to survive the termination of this Lease) of the Lessee hereunder shall terminate as of the date of such payment, and (2) the Lessor shall transfer all right, title and interest of the Lessor in and to the Undivided Interest “as-is” and “where-is”, to the Lessee or as the Lessee shall direct, free and clear of Lessor’s Liens and Owner Participant’s Liens but otherwise without representation, warranty or recourse, and the Lessor shall, at the Lessee’s expense, execute and deliver to the Lessee or as the Lessee shall direct a bill of sale or assignment and such other instruments and documents as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee’s expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request.

(b) [Intentionally Omitted].

(c) Manner of Replacement. At the time of or prior to any replacement of the Undivided Interest in the Platform, (i) the Lessee, at its own expense, will furnish the Lessor with evidence that the Lessor has title to an undivided interest at least equal to the Undivided Interest Percentage in the replacement Platform, free and clear of all Liens other than Permitted Liens, (ii) the Lessee, at its own expense, will cause Lease Supplements to be issued with

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appropriate modifications, subjecting such undivided interest in the replacement Platform, to this Lease, such Supplements to be duly authorized, executed and delivered by the parties thereto, and to be filed for recordation in the same manner as provided for the Lease in Section 4.15 of the Participation Agreement, (iii) so long as the Indenture shall not have been satisfied and discharged, the Lessor and the Indenture Trustee, at the Lessee’s expense, shall have executed an Indenture Supplement subjecting the Lessor’s interest in the replacement Platform to the Lien of the Indenture and the Lessee shall have caused such Indenture Supplement to be filed for recordation in the same manner as provided for the Indenture in Section 4.15 of the Participation Agreement, (iv) the Lessee, at its own expense, will furnish the Lessor and the Indenture Trustee with an opinion (upon which the Lessor, the Lessor Trustee, the Owner Participant, the Indenture Trustee and each Loan Participant shall be entitled to rely) of the Lessee’s counsel, to the effect that (1) each of the supplements to the Lease and the Indenture referred to in clauses (ii) and (iii) above constitutes a legal, valid, binding and enforceable obligation (subject to customary qualifications as to bankruptcy and equitable principles), (2) legal title to the Undivided Interest in such replacement Platform has vested in the Lessor, (3) such replacement Platform and such undivided interest therein is free and clear of all Liens of record, other than Permitted Liens and (4) all filings, recordings and other action necessary or appropriate to perfect and protect the Lessor’s and the Indenture Trustee’s respective interests in the replacement Platform and the Undivided Interest have been accomplished, (v) the Lessee, at its own expense, will furnish the Lessor and the Indenture Trustee with an Officer’s Certificate (upon which the Lessor, the Lessor Trustee, the Owner Participant, the Indenture Trustee and each Loan Participant shall be entitled to rely) certifying that as of said date, and upon consummation of the replacement, (x) the replacement Platform is operating on a Design Basis and (y) no Lease Default or Lease Event of Default shall have occurred and be continuing and (vi) the Lessee, at its own expense, will furnish such other documents, reports, certificates, instruments and evidence as the Lessor, the Owner Participant, the Indenture Trustee or any Loan Participant or their counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Section 12.2, including, without limitation, evidence that the replacement Platform and the Undivided Interest therein at issue has a Fair Market Sales Value, utility, remaining economic useful life and residual value at least equal to that of the Platform and the Undivided Interest replaced (assuming the Platform has been maintained in accordance with the terms of this Lease). In connection with the foregoing, such replacement will only be permitted if (1) the Lessee has agreed in writing to indemnify the Owner Participant in a manner satisfactory to the Owner Participant, on an After-Tax Basis, for any adverse tax consequences attributable to such replacement, and (2) the Owner Participant shall have received either (a) a “will” opinion, in form and substance reasonably satisfactory to the Owner Participant, that the Owner Participant will suffer no adverse tax consequences as a result thereof or (b) a “substantial authority” opinion, in form and substance reasonably satisfactory to the Owner Participant, that the Owner Participant will suffer no adverse tax consequences as a result thereof, and, in the case of clause (b), a cash payment or bond (or similar arrangement) acceptable in form, substance and amount to the Owner Participant shall have been delivered to the Owner Participant by the Guarantor.

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12.3 Application of Payments Upon an Event of Loss. (a) All payments (other than insurance proceeds, which shall be governed by Section 13 hereof) received by the Lessor or by the Lessee from any Governmental Authority or other Person as compensation for, or as a result of, an Event of Loss as to which Section l2.2(a)(i) applies shall be applied as follows:

(i) all such payments received at any time by the Lessee shall be promptly paid to the Indenture Trustee, unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof, in which case such payments shall be paid to the Lessor, for application pursuant to the following provisions of this Section 12.3(a), except that, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessee may retain any amounts that the Lessor would at the time be obligated to pay to the Lessee as reimbursement under the provisions of subparagraphs (ii) and (iii) hereof;

(ii) so much of such payments as shall not exceed the amount required to be paid by the Lessee pursuant to Section 12.2(a)(i) hereof attributable to the applicable Base Termination Value shall be applied to reduce the Lessee’s obligation to pay such amount unless such amount already shall have been paid by the Lessee and, if such amount already shall have been paid by the Lessee, shall be applied to reimburse the Lessee for its payment thereof unless a Lease Default or Lease Event of Default shall have occurred and be continuing; and

(iii) so much of such payments, if any, as shall exceed the amount required to be paid by the Lessee pursuant to Section 12.2(a)(i) hereof attributable to the applicable Base Termination Value shall be allocated between the Lessee and the Lessor in accordance with their respective interests in the Platform; provided, however, that if a Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall be handled as provided in Section 12.5 hereof.

(b) All payments received at any time by the Lessor or the Lessee from any Governmental Authority or other Person (other than insurance proceeds, which shall be governed by Section 13 hereof) with respect to any such loss, theft or destruction of, or damage to, the Platform constituting an Event of Loss as to which Section 12.2(a)(ii) applies shall be paid over to the Indenture Trustee (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof, in which case such payment shall be paid to, or retained by, the Lessor) for application pursuant to the following provisions of this Section 12.3(b). If the Lessee receives proceeds that are to be paid to the Lessor or the Indenture Trustee, it shall hold such proceeds in trust for the Person entitled thereto and immediately pay such proceeds to such Person entitled thereto. So long as no Lease Default or Lease Event of Default shall have occurred and be continuing, such proceeds shall be paid over to the Lessee or as the Lessee may direct from time to time as the replacement of the Platform progresses to pay (or reimburse the Lessee for) the cost of such replacement, so long as prior to each such payment the Lessee shall have furnished evidence reasonably satisfactory to the Owner Participant that the amount of such proceeds received and not yet disbursed by the Indenture Trustee or the Lessor, as the case may be, on account of such loss, theft, destruction or damage, are sufficient to pay the estimated cost of completing such replacement. Payment of such proceeds shall be made only against actual expenditures or invoices from third parties in respect thereof and only upon the written request of the Lessee, accompanied by evidence reasonably satisfactory to the Lessor and (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof) the Indenture Trustee that the replacement of the Platform has been completed or is being completed in accordance with Section 11, that all filings and recordations so as to protect the right, title and interest of the Lessor and the Indenture Trustee therein have been made, that the Lessee has made actual cash

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expenditures or, in the case of third parties, binding commitments in respect thereof, for such replacement and the amounts thereof, that no Lease Default or Lease Event of Default has occurred and is continuing hereunder and that there are no Liens other than Permitted Liens on or in respect of the Platform. Upon the written request of the Lessee to the Lessor and (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof) the Indenture Trustee, accompanied by evidence (reasonably satisfactory to the Owner Participant, the Lessor and (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof) the Indenture Trustee), that such replacement of the Platform has been completed and the costs thereof paid in full and that there are no Liens other than Permitted Liens on the Platform, the balance, if any, of such proceeds shall, unless a Lease Default or Lease Event of Default shall have occurred and be continuing, be paid over or assigned to the Lessee or as the Lessee may direct. Unless a Lease Default or Lease Event of Default shall have occurred and be continuing, all such proceeds, including any interest accrued thereon (less the actual out-of-pocket costs, fees and expenses incurred in the collection thereof), actually received by the Lessee or returned to it pursuant to the terms of this Lease on account of any such loss, theft, destruction or damage other than an Event of Loss, or on account of an Event of Loss as to which Section 12.2(a)(ii) applies, and not to be held in trust and turned over to the Lessor or the Indenture Trustee pursuant to this Section 12.3(b) shall be applied by the Lessee to restore the Platform to the condition required by Section 11 and the balance remaining, if any, shall be retained by the Lessee.

12.4 Application of Payments Not Relating to an Event of Loss. All payments received at any time by the Lessor or the Lessee from any Governmental Authority or other Person (other than insurance proceeds, which shall be governed by Section 13) with respect to any such condemnation, confiscation, seizure or requisitioning of the Platform not constituting an Event of Loss, shall be paid over to the Indenture Trustee (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof, in which case such payment shall be paid to, or retained by, the Lessor) to the extent of the Platform for application pursuant to the following provisions of this Section 12.4. If the Lessee receives proceeds that are to be paid to the Lessor or the Indenture Trustee, it shall hold such proceeds in trust for the Person entitled thereto and immediately pay such proceeds to such Person entitled thereto. So long as no Lease Default or Lease Event of Default shall have occurred and be continuing, such proceeds shall be paid over to the Lessee or as the Lessee may direct from time to time as replacement of the Platform progresses to pay (or reimburse the Lessee for) the cost of such replacement so long as prior to each such payment the Lessee shall have furnished evidence reasonably satisfactory to the Owner Participant and, so long as the Lien of the Indenture is in effect, the Indenture Trustee, that the amount of such proceeds received and not yet disbursed by the Indenture Trustee or the Lessor, as the case may be, on account of such condemnation, confiscation, seizure or requisitioning, are sufficient to pay the remaining estimated costs of completing such replacement. Payment of such proceeds shall be made only against actual expenditures or invoices from third parties in respect thereof and only upon the written request of the Lessee, accompanied by evidence reasonably satisfactory to the Lessor and (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof) the Indenture Trustee that the replacement of the Platform has been completed or is being completed in accordance with Section 11 hereof, that all filings and recordations so as to protect the right, title and interest of the Lessor and the Indenture Trustee therein have been made, that the Lessee has made actual cash expenditures or, in the case of third parties, binding commitments thereof, for such

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replacement and the amounts thereof, that no Lease Default or Lease Event of Default has occurred and is continuing hereunder and that there are no Liens other than Permitted Liens on or in respect of the Platform. Upon the written request of the Lessee to the Lessor and (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof) the Indenture Trustee, accompanied by evidence (reasonably satisfactory to the Owner Participant, the Lessor and (unless the Lien of the Indenture shall have been discharged pursuant to the terms thereof) the Indenture Trustee) that such replacement of the Platform has been completed and the costs thereof paid in full and that there are no Liens other than Permitted Liens on or in respect of the Platform, the balance, if any, of such proceeds, including any interest earned thereon, shall, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, be allocated between the Lessee and the Lessor in accordance with their respective interests in the Platform. Unless a Lease Default or Lease Event of Default shall have occurred and be continuing, all such proceeds (less the actual out-of-pocket costs, fees and expenses incurred in the collection thereof) actually received by the Lessee or returned to it pursuant to the terms of this Lease on account of any such condemnation, confiscation, seizure or requisitioning other than an Event of Loss, or on account of an Event of Loss as to which Section 12.2(a)(ii) applies, and not to be held in trust and turned over to the Lessor or the Indenture Trustee pursuant to this Section 12.4 shall be applied by the Lessee to restore the Platform to the condition required by Section 11 and the balance remaining, if any, shall be allocated between the Lessee and the Lessor in accordance with their respective interests in the Platform.

12.5 Lease Default or Lease Event of Default. Notwithstanding anything to the contrary under the Operative Documents, as long as any Lease Default or any Lease Event of Default shall have occurred and be continuing, any amount that otherwise would be payable to or for the account of, or that otherwise would be retained by, the Lessee pursuant to this Section 12, Section 13 or otherwise under the Operative Documents shall be paid to the Lessor (or to the Indenture Trustee as long as the Lien of the Indenture is still in effect) as security for the obligations of the Lessee under this Lease and, subject to the Indenture, applied against the Lessee’s payment obligations hereunder when and as they become due and payable and, at such time thereafter as no Lease Default or Lease Event of Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Indenture, be paid promptly to the Lessee or as it may direct.

SECTION 13

INSURANCE

13.1 (a) Insurance Coverage: Lessee shall, at all times during the term of this Lease at its expense, procure and maintain or caused to be maintained, insurance against loss or damage to or arising from the Platform, of the kinds and in the amounts customarily maintained by prudent businesses in similar circumstances carrying on similar businesses or having comparable properties and in all events as required by Governmental Rules or customarily carried by owners of similar production platforms in the Gulf of Mexico. Such insurance shall be with financially sound and reputable insurers and in a form and substance reasonably acceptable to the Owner Participant, and so long as the Lien of Indenture is in effect, the Indenture Trustee, provided that in any event Lessee will maintain:

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(i) “All Risk” Property Insurance: “All Risk” property insurance providing coverage against all risks of direct physical loss or damage to the Platform and covering all facilities and equipment thereon or attached thereto, including catwalks, landing ramps, caissons, risers, wellhead equipment and all property for which the Lessee is legally or contractually liable. Coverage shall not contain any sublimit for windstorm and contain an extension for removal of wreckage and debris. Said policy shall be written on a replacement cost basis without deduction for depreciation and/or coinsurance penalties and may be scaled to insure only the Undivided Interest. Deductibles shall be consistent with industry practice subject to a maximum deductible of $2,000,000 applicable solely to the Undivided Interest. At no time shall the amount of coverage applicable to the Undivided Interest be less than the highest Termination Value occurring during the policy period then in effect.

(ii) Control of Well Insurance: Control of Well insurance providing coverage for the wells in respect of the Guarantor’s Working Interest in the Front Runner Reserves for (a) costs to bring a well under control, (b) redrilling, recompletion and /or reconditioning expenses, (c) seepage, pollution and contamination resulting from a well out of control and (d) loss or damage to property of others in the care, custody or control of the Operator. The limit of liability with respect to the combined effects of clauses (ii) (a), (ii) (b) and (ii) (c) above shall not be less than $100,000,000 per occurrence per 100% interest. The limit of liability with respect to clause (ii) (d) above shall not be less than $1,000,000 per occurrence per 100% interest. Deductibles with respect to the combined effects of clauses (ii) (a), (ii) (b) and (ii) (c) above shall be consistent with industry practice subject to a maximum a deductible of not more than $8,000,000 per occurrence per 100% interest and the deductible with respect to clause (ii) (d) above shall not be more than $1,000,000 per occurrence per 100% interest.

(iii) Business Interruption (Loss of Production Income) Insurance: Business Interruption Insurance (as a separate policy or as an extension of the “All Risk” property insurance policy required in clause (a) (i) above and the Control of Well insurance policy required in clause (a) (ii) above) covering a total or partial loss of net revenue income as a result of covered physical loss or damage arising from an occurrence under the “All Risk” property policy or Control of Well insurance policy. The policy shall be extended to include contingent business interruption coverage. The limits of liability shall be sufficient to cover 22 months of Base Rent, exclusive of any applicable waiting period deductible. Waiting period deductibles shall be consistent with industry practice subject to a maximum waiting period of 60 days each occurrence.

(iv) Commercial General Liability Insurance: Commercial General Liability Insurance written on an occurrence basis, unless otherwise agreed by the Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee, for claims arising from the operations of the Platform or the Lessee’s Undivided Interest therein. With respect to the Undivided Interest, the policy shall be written with a combined single limit of liability for bodily injury, including death, property damage and personal injury in an amount at least equal to $1,000,000 each accident, occurrence or event and $1,000,000 in the aggregate in respect of products liability and a $2,000,000 general aggregate. Said coverage shall include premises/operations, underground resources,

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blowout and cratering, explosion, collapse and underground hazards, products/completed operations, blanket contractual liability and sudden and accidental pollution. Deductibles shall be consistent with industry practice subject to a maximum deductible of $250,000 in respect of the Undivided Interest.

(v) Workers’ Compensation Insurance: Workers’ compensation insurance providing coverage as required by Governmental Rules. If applicable, such policy shall include coverage extensions for the United States Longshoreman’s & Harbor Workers’ Act, the Outer Continental Shelf Lands Act and the Death on the High Seas Act.

(vi) Employer’s Liability Insurance: Employer’s liability insurance, including maritime employer’s liability and benefits and damages under the Jones Act (including transportation, maintenance and cure), for the Lessee’s liability arising out of injury to or death of employees in the amount of $1,000,000 each accident; $1,000,000 disease policy limit and $1,000,000 disease each employee.

(vii) Umbrella/Excess Liability Insurance: Umbrella/Excess Liability Insurance with limits not less than $100,000,000 each accident, occurrence or event and in the annual aggregate. The limits required herein may be satisfied by any combination of umbrella or excess liability policies. Such coverage may be written on an occurrence or claims made basis provided however, no policy written on a claims made basis shall contain a retroactive date later than the Closing Date. In all cases the policy(ies) shall provide: (a) coverage excess of the insurance required in clauses (a) (iv), (a) (vi), (a) (viii), (a) (ix) and (a) (x) and (b) a drop down provision, subject to a $1,000,000 self-insured retention, to provide primary coverage in the event the underlying coverage is reduced/exhausted.

Should the limits of liability in any one policy year required in this section be reduced by 50% or more due to the payment of claims, or if there is an occurrence which might, in the reasonable judgment of the Lessee, cause such limits to be reduced by 50% or more, the Lessee shall notify in writing the Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee, and shall take whatever actions are directed by the Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee, including the purchase and/or reinstatement of the limits of liability anticipated to be exhausted by virtue of said claim(s).

(viii) Aircraft Liability: In the event Lessee or Operator utilizes aircraft, owned or non-owned, Lessee shall maintain or cause to be maintained aircraft liability coverage in an amount not less than $10,000,000 combined single limit per occurrence for bodily injury and property damage.

(ix) Protection and indemnity Insurance: Protection and indemnity insurance, if applicable, with a limit of $1,000,000 with respect to the Undivided Interest providing coverage for bodily injury, including crew, and property damage arising out of the operation of any owned or non-owned vessel, damage to piers and docks and removal of wreckage as required by law.

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(x) Charterers Liability Insurance: Charterers Liability insurance, if applicable, with a limit of $1,000,000, providing coverage for bodily injury, including crew, and property damage arising out of the operation of any non-owned vessel, damage to piers and docks and removal of wreckage as required by law.

(xi) Terrorism Insurance: Terrorism coverage, including business interruption resulting therefrom, as a separate policy or as an extension to the all risk property damage policy required in clause (a)(i) above and the control of well policy required in clause (a)(ii) above, covering the Undivided Interest. At no time shall the amount of coverage and/or limits of liability and/or deductibles applicable to the Undivided Interest be less than that required in clauses (a)(i), (a)(ii) and (a)(iii) above.

(xii) Other: such other insurance as may be required by Governmental Rules, the Operative Documents or otherwise carried in accordance with prudent industry practice.

(b) If during the term of the lease, Lessee or the Guarantor maintain(s) that any required coverage is commercially unavailable then the Lessee or the Guarantor shall identify in writing, with supporting documentation from Lessee’s insurance representative(s), to the Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee, the coverage(s) which Lessee or Guarantor deem to be unavailable on commercially reasonable terms and include therein a proposed alternative to the commercially unavailable coverage(s). Notwithstanding the foregoing, Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee, shall have no duty or obligation in their sole and absolute discretion to accept the Lessee’s or Guarantor’s proposed alternative coverage(s).

(c) On no more than two occasions during the Lease Term and if (i) the credit rating of the Lessee or Guarantor is at least BBB- by S&P and Baa3 by Moody’s, and (ii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing and (iii) Lessee or the Guarantor asserts that its consolidated affiliated operations and financial condition, taken as a whole, warrants a risk management program that can be optimized through a more integrated allocation or assumption of risk, such that the Lessee or Guarantor, as the case may be, has concluded, in its reasonable judgment, there is a need to reassess the continuing provision of any insurance required herein, then the Lessee or the Guarantor shall have the right to propose in writing to the Owner Participant and, if the Lien of the Indenture is in effect, the Indenture Trustee, the desired alternative insurance program(s). Notwithstanding the foregoing, the Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee, shall have no duty or obligation in their sole and absolute discretion to accept the Lessee’s or Guarantor’s proposed alternative insurance program(s).

(d) Insurance carried in accordance with Section 13.1(a) shall provide in the policy or by special endorsement that:

(i) Except with respect to worker’s compensation insurance and employer’s liability insurance, the Lessor, the Owner Participant, any OP Guarantor, the Indenture Trustee, the Trust Company and each Loan Participant (collectively, the “Additional Insured Parties”) are included as additional insureds, and such insurance shall further provide that no Additional Insured Party shall have any obligation or liability for payment of premiums;

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(ii) The Lessee and each insurer shall waive in respect of the Lessor, the Owner Participant, any OP Guarantor, the Indenture Trustee, the Trust Company and each Loan Participant, all rights of subrogation and any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise;

(iii) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of any other party;

(iv) With respect to the coverages required in 13.1 (a) (i), (a) (ii) and (a) (iii), each policy shall provide that (a) any violation of any of the terms or conditions of the insurance by any one assured shall not affect the rights of any other assured, (b) the coverage shall not be prejudiced by an unintentional delay or omission in reporting values, interests or losses provided the assured, as soon as practicable, gives notice to underwriters of any such change and (c) provided the assured is not acting as the operator, the assureds right of recovery shall not be prejudiced by any acts or omissions of the operator;

(v) each policy shall not be cancelled, allowed to lapse, or changed in any material manner without first providing a 30 day prior written notice (7 days as respects war and kindred perils and terrorism coverage as required in 13(a) (x)) to both the Lessor, Owner Participant and, if the Lien of Indenture is in effect, the Indenture Trustee, and each Loan Participant;

(vi) inasmuch as any policy(ies) is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements of such policy(ies), with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

(vii) With respect to the coverages required in 13.1(a)(i) and (a)(ii), the policy(ies) shall contain a contingent joint venture escalation clause providing that, in the event any co-venturer, co-owner or partner of the Lessee or Guarantor shall become unable to meet their proportionate part of the liabilities incurred as a result of a peril insured under the aforementioned coverages, and if the Lessee’s or Guarantor’s proportion of such total costs increases, then insurers shall reimburse the Lessee or Guarantor for such increased costs;

(e) All insurance shall be written by reputable insurance companies that are financially sound and solvent, rated in Best’s Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) with a general policyholder rating of A- and a financial rating of at least VIII, or an S&P Insurer Financial Strength Rating of A or otherwise acceptable to Owner Participant, and if the Lien of Indenture is in effect, the Indenture Trustee. Notwithstanding the above, no insurer with a financial rating of VIII shall bear more than a 25% quota share interest in any of the coverages required in 13.1(a)(i), (a)(ii), (a)(iii), (a)(vii) and (a)(xi).

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13.2 Adjustment of Losses/Distribution of Proceeds:

(a) Losses, if any, with respect to the Platform under any of the policies required to be carried under Section13.1(a)(i) or (a)(iii) shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by the Lessee, subject to the approval of the Lessor and Owner Participant and, if the Lien of Indenture is in effect, the Indenture Trustee.

(b) Any payment under any policy of insurance maintained pursuant to Section13(a)(i) or 100% of the Base Rent as required in (a)(iii) shall be made to the Owner Participant or, if the Lien of the Indenture is in effect, the Indenture Trustee (the “Loss Payee”).

13.3 Application of Insurance Proceeds. All proceeds of insurance pursuant to Section 13.1(a)(i) or (a)(iii) paid to the Owner Participant or the Indenture Trustee, other than in connection with an Event of Loss as to which the Lessee has elected (or has been deemed to have elected) to pay Termination Value, shall be paid over to the Lessee to the extent such proceeds do not exceed in total $1,000,000 or if such proceeds in total exceed $1,000,000 such proceeds shall be retained by the Lessor, or if the Lien of Indenture is in effect, the Indenture Trustee, and applied to pay for, or reimburse the Lessee for, its payment of the cost of repairing or restoring the Platform and/or paying Rent; provided, however, that such payments to the Lessee shall be made only upon (i) delivery by the Managing Member of the Lessee to the Lessor and the Indenture Trustee, if applicable, of a certificate (A) describing in reasonable detail the nature and cost of such repair or restoration and the actual expenditures theretofore made in connection therewith (and accompanied by copies of related invoices) and (B) certifying that the sum requested is a proper item of such cost, has not been the subject of any previous such request which has been paid to the Lessee and has been paid, or is then due and payable, by the Lessee and (ii) receipt by the Lessor and the Indenture Trustee, if applicable, of evidence satisfactory to each of them in their reasonable judgment, that such proceeds, together with funds of the Lessee available for such purpose, will be sufficient to complete such repair and restoration of the Platform.

13.4 Annual Insurance Report. On or prior to the Closing Date and/or the expiration of any of the insurance policies required pursuant to Section 13.1 or upon request, the Lessee will provide to the Lessor, the Owner Participant and, if the Lien of Indenture is in effect, the Indenture Trustee a certificate and report of the Lessee’s independent insurance broker or consultant setting forth in detail the insurance obtained in accordance with this Section 13 and stating that such insurance is in full force and effect, all premiums due have been paid and further stating that such insurance complies in all respects with the provisions of this Section 13.

13.5 No Duty to Verify of Review. No provision contained in this Section 13 shall impose on the Owner Participant, the Lessor and if the Lien of Indenture is in effect, the Indenture Trustee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee, nor shall the Owner Participant, the Lessor and, if the Lien of Indenture is in effect, the Indenture Trustee be responsible for any representations or warranties made by or on behalf of the Lessee to any insurance company or underwriter. Any failure on the part of the Owner Participant, the Lessor and, if the Lien of Indenture is in effect, the Indenture Trustee to pursue or obtain the evidence of insurance required by this Section 13 from the Lessee and/or failure of the Owner Participant, the Lessor and, if the Lien of Indenture is in effect, the Indenture Trustee to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Section.

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SECTION 14

LEASEHOLD MORTGAGE PROVISIONS; LESSOR’S RIGHT TO

ASSIGN; LESSEE’S RIGHT TO TRANSFER POSSESSION

14.1 Assignment by Lessor; Security for Lessor’s Obligations to Indenture Trustee. (a) Except as set forth in Section 14.1(b) or in the last two sentences of Section 19.8, the Lessor may not assign, transfer or encumber this Lease or all or any part of its interests and rights hereunder except in connection with the exercise of remedies by the Lessor following a declaration by the Lessor pursuant to Section 16.1 that a Lease Event of Default exists.

(b) In order to secure the Indenture Indebtedness as provided in the Indenture, the Indenture provides, among other things, for the assignment by the Lessor to the Indenture Trustee of its right, title and interest in, to and under this Lease to the extent set forth in the Indenture. The Lessee hereby consents to such assignment pursuant to the terms and provisions of the Indenture and to any assignment or other transfer which may occur pursuant to the exercise of any remedy set forth in the Indenture. The Lessee (i) acknowledges that, to the extent provided in the Indenture, such assignment provides for the exercise by the Indenture Trustee of certain rights of the Lessor hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, but only in accordance with the Indenture, (ii) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and (iii) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of the Lessor hereunder and, in exercising any right or performing any obligation of the Lessor hereunder, shall be subject to the terms hereof. The Lessee will furnish to the Indenture Trustee counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by the Lessee to the Lessor. Notwithstanding any other provision herein, so long as any Notes remain Outstanding, the Lessor hereby directs, and the Lessee agrees that, all payments of Base Rent and all other Rent payable hereunder to the Lessor, other than Excepted Payments, shall be paid directly to the Indenture Trustee at its account specified in Schedule 1 to the Participation Agreement or to such other account as may be specified in writing by the Indenture Trustee to the Lessee at least 5 Business Days prior to the due date thereof. The right of the Indenture Trustee to receive payments of Base Rent shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which the Lessee may be able to assert against the Lessor, the Owner Participant or any other Person in an action brought by any thereof on this Lease or otherwise.

14.2 Transfers of Possession by Lessee. Lessee, without the prior written consent of Lessor and the Indenture Trustee, if the Lien of the Indenture has not been discharged, shall not assign, sublease or otherwise transfer possession of all or a portion of its Undivided Interest, except as expressly set forth below. Subject to the Tax Indemnity Agreement, the Lessee may, without the consent of any party to the Participation Agreement, at any time and from time to time, sublease the Undivided Interest or any portion thereof for any use permitted hereunder to another Person; provided that (i) there shall be no more than one such sublease at any time and

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such sublease shall be expressly subject and subordinate to this Lease and the Joint Operating Agreement and shall in no event continue beyond the Lease Term, (ii) the Lessee shall remain primarily liable under this Lease and the other Operative Documents and all terms and conditions hereof and of the other Operative Documents shall remain in full force and effect and shall be complied with as though no such sublease was in existence, (iii) each of the Owner Participant, any OP Guarantor, the Lessor, the Indenture Trustee and each Loan Participant shall have received such opinions (other than any opinion regarding United States Federal income taxes) the Owner Participant, the OP Guarantor, the Lessor, the Indenture Trustee or any Loan Participant shall reasonably request, (iv) such sublessee shall not be subject to any bankruptcy, insolvency or other similar proceedings affecting creditors’ rights on the commencement date of the sublease and shall have such authorizations and approvals under Governmental Rules (and all Governmental Actions shall have been taken) as may be necessary in order for such sublessee to perform its obligations under the sublease, (v) each of the Owner Participant, each OP Guarantor, the Lessor, the Indenture Trustee and each Loan Participant shall bear no unindemnified risk associated with such sublease, (vi) such sublease shall not permit further subleasing, (vii) such sublease, to the extent that the sublessee assumes responsibility for maintenance, use, operation and insurance obligations of the Lessee, shall have terms with respect to such maintenance, use, operation and insurance obligations no less stringent than those contained in Sections 11 and 13 hereof, respectively, (viii) as of the date of commencement of the sublease, no Lease Default or Lease Event of Default shall have occurred and be continuing, (ix) the sublessee shall not be a Governmental Authority unless such Governmental Authority shall have waived its right of sovereign immunity, provided that in no event shall such sublease cause the Undivided Interest to become tax-exempt use property under Sections 168 or 470 of the Code, (x) any such sublease shall not impair any right or remedy of the Lessor under the Lease or any other Operative Document or the Indenture Trustee under any Operative Document, (xi) the Lessee shall have obtained all consents and taken all actions necessary to comply with all Governmental Rules and all Governmental Actions and shall have obtained all consents and taken all actions as may be required under any contract or agreement binding on the Lessee or the sublessee or any of their respective properties, (xii) as of the date of commencement of the sublease, the sublessee is not involved in any material litigation with the Owner Participant or any of its Affiliates, (xiii) the Lessee shall pay all fees and expenses (including, without limitation, reasonable attorneys fees) incurred by the Lessor, the Owner Participant, any OP Guarantor, the Indenture Trustee and each Loan Participant in connection with any such sublease, and (xiv) any such sublease shall have level rent throughout the sublease term or the same Base Rent payments for the sublease term as are due and owing under this Lease for the corresponding period. The Lessee shall give prompt written notice to the Lessor of any sublease and shall deliver a certified copy of any sublease to the Lessor within 10 days following the execution and delivery thereof, provided that and anything to the contrary notwithstanding, not less than 30 days prior to any proposed sublease, the Lessee shall give written notice to the Lessor, the Owner Participant, the Indenture Trustee and each Loan Participant of such sublease, including the name of the proposed sublessee together with the proposed form of sublease and opinions in connection therewith. Any sublease by the Lessee that is not in accordance with the terms of this Section 14.2 shall be a violation of this Lease and shall be null and void.

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SECTION 15

LEASE EVENTS OF DEFAULT

The term “Lease Event of Default”, wherever used herein, shall mean any of the following events (whatever the reason for such Lease Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule or Governmental Action):

(a) the Lessee shall fail to pay Base Rent within 5 days after the date the same becomes due; or

(b) the Lessee shall fail to pay Base Termination Value, Termination Value, Fixed Price Purchase Amount or shall fail to pay Supplemental Rent constituting Swap Breakage Amount or any other amounts required to be paid by the Lessee under any Operative Document in connection with any of the foregoing amounts, within 5 days after the date the same becomes due; or

(c) the Lessee shall fail to pay Supplemental Rent or make any other payment (other than (i) as specified in paragraph (a) or (b) above, or (ii) any payment under the Tax Indemnity Agreement or with respect to any Excepted Payments to the Owner Participant or to the Lessor, none of which under this clause (ii) shall constitute a Lease Event of Default at any time when the Lien of the Indenture shall not have been discharged pursuant to the terms thereof unless the Lessor shall deliver to the Lessee and the Indenture Trustee a written notice describing such failure and stating that the Lessor elects to treat such failure as a Lease Event of Default) required to be made by the Lessee under this Lease or under any other Operative Document and any such failure shall continue for a period of 10 Business Days after receipt by the Lessee of written notice describing such failure (provided that in no event shall the Lessor be required to give more than one notice for each under this Section 15(c)); or

(d) except as set forth in clauses (a), (b), (c), (h), (i), (j), (k), (m) (n) or (p) of this Section 15, either of the Lessee or the Guarantor under any Operative Document to which each is a party shall fail in any material respect to perform or observe any covenant or agreement to be performed or observed by it under this Lease or any such Operative Document to which it is a party (other than the Tax Indemnity Agreement and other than with respect to any Excepted Payments to the Owner Participant or to the Lessor, either of which shall not constitute a Lease Event of Default at any time when the Lien of the Indenture shall not have been discharged pursuant to the terms thereof unless the Lessor shall deliver to the Lessee and the Indenture Trustee a written notice describing such failure and stating that the Lessor elects to treat such failure as a Lease Event of Default), and any such failure shall continue for a period of thirty (30) days after the earlier of (i) receipt by the Lessee or the Guarantor, as applicable, of a written notice from the Lessor, the Owner Participant or the Indenture Trustee specifying such failure and requiring it to be remedied or (ii) the date the Managing Member of the Lessee or the Guarantor, as applicable, obtains Actual Knowledge of such failure; provided, however, that if such

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failure is curable and (i) such covenant or agreement cannot, with diligence, be performed within thirty (30) days, and (ii) the Lessee or Guarantor has commenced such cure within the thirty (30) days and thereafter is diligently proceeding to cure such failure, then, if curable within 180 days from the date of such notice of default, the period for cure will be extended to 180 days from the date of such notice of default, but not beyond the expiration of the Lease Term; or

(e) any representation or warranty made by the Lessee or the Guarantor in any Operative Document to which it is a party (other than the Tax Indemnity Agreement) or in any certificate or written statement delivered by the Lessee or the Guarantor pursuant to any Operative Document (other than the Tax Indemnity Agreement) shall prove to have been inaccurate in any material respect when made and such representation or warranty shall remain inaccurate in any material respect thirty (30) days after the earlier of receipt by the Lessee or the Guarantor of a written notice thereof from the Lessor or the Indenture Trustee or the date the Managing Member of the Lessee or the Guarantor obtains Actual Knowledge of such inaccuracy; provided, however, that if such failure is curable and (i) such representation or warranty cannot, with diligence, be made true within thirty (30) days and (ii) Lessee or Guarantor has commenced such cure within the thirty (30) days and thereafter is diligently proceeding to cure such failure, then, if curable within ninety (90) days from the date of such notice of default, the period for cure will be extended to ninety (90) days from the date of such notice of default, but not beyond the expiration of the Lease Term; or

(f) the Lessee or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

(g) an involuntary case or other proceeding shall be commenced against the Lessee or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or

(h) the Lessee shall fail to maintain (or cause to be maintained) the insurance required by Section 13; or

(i) the Guaranty or the Production Handling Agreement shall not be in full force and effect or the Guaranty or the Production Handling Agreement shall be revoked or repudiated, or the validity, binding nature or enforceability of the Guaranty or the Production Handling Agreement shall be contested by the Guarantor, or the Guarantor shall seek to disaffirm the Guaranty or the Production Handling Agreement; or

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(j) the Lessee shall fail to comply with any of its obligations under Sections 10.4 or 10.17 of the Participation Agreement, or the Guarantor shall fail to comply with any of its obligations under Section 10.17, 10.21 or 10.22 of the Participation Agreement; or

(k) the Guarantor shall repudiate or seek to disaffirm the date upon which the Support Term is to commence pursuant to the terms of the Support Agreement; or

(l) the Joint Operating Agreement or the Consent and Agreement shall cease to be in full force and effect, or the Guarantor shall have withdrawn from the Joint Operating Agreement (other than in accordance with Article 17.2.1 of the Joint Operating Agreement); or

(m) (i) the Lessee shall default in its obligations pursuant to Sections10.14(b) and (c) of the Participation Agreement (which shall not constitute a Lease Event of Default at any time when the Lien of the Indenture shall not have been discharged pursuant to the terms thereof unless the Lessor shall deliver to the Lessee and the Indenture Trustee a written notice describing such failure and stating that the Lessor elects to treat such failure as a Lease Event of Default, in which case such failure shall constitute a Lease Event of Default hereunder) or (ii) the Guarantor shall default in its obligations pursuant to Section 7(d) of the Pledge Agreement; or

(n) the Guarantor shall default in the due performance and observance of its obligations under Section 10.16 or Section 10.23 of the Participation Agreement; or

(o) the Indenture Trustee shall cease to have a first priority perfected security interest and lien in the Indenture Estate except as otherwise released pursuant to the terms of the Indenture and such failure shall continue for a period of five Business Days after notice thereof from Lessor or the Indenture Trustee; or the Lessor’s rights under an Acceptable Letter of Credit shall for any reason cease to be a legal, valid and binding agreement with respect to the issuer of the Acceptable Letter of Credit and such cessation shall continue for a period of 45 days after the receipt by Lessee of written notice thereof from Lessor or the Owner Participant; or

(p) the Lessee shall default in its obligations under Section 10 of the Lease in respect of an Operator’s Lien and such failure shall continue for a period of thirty (30) days after the earlier of (i) receipt by the Lessee or Guarantor of a written notice from the Lessor, the Indenture Trustee or the Owner Participant specifying such failure and requiring it to be remedied or (ii) the date the Managing Member of the Lessee or the Guarantor obtains Actual Knowledge of such failure.

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SECTION 16

REMEDIES

16.1 In General. Upon the occurrence of any Lease Event of Default and so long as the same shall be continuing, the Lessor, at its option, may declare this Lease to be in default by written notice to such effect given to the Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice or any other action (all of which are hereby waived) upon the occurrence of any Lease Event of Default described in paragraph (f) or (g) of Section 15), and at any time thereafter, provided such Lease Event of Default shall be continuing, the Lessor may, to the maximum extent permitted by, and in accordance with mandatory procedures established by, applicable Governmental Rules, exercise one or more of the following remedies, as the Lessor in its sole discretion shall elect:

(a) the Lessor, by notice to the Lessee, may rescind or terminate this Lease;

(b) whether or not this Lease has been terminated, the Lessor may demand that the Lessee, and upon the written demand of the Lessor, the Lessee shall, surrender the Undivided Interest promptly to the Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease (including Section 8) as if the Undivided Interest were being returned at the end of the Lease Term and the Lessor shall not be liable for the reimbursement to the Lessee of any costs and expenses incurred by the Lessee in connection therewith;

(c) the Lessor may (whether or not the Lessor has taken possession thereof), subject to the rights of the Operator, and the owners of the Other Undivided Interests under the Joint Operating Agreement, sell all or any portion of the Undivided Interest at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee with respect thereto (except pursuant to the Support Agreement) and without any duty to account to the Lessee with respect to such sale or any proceeds with respect thereto (except to the extent required by paragraph (e) or (f) of this Section 16.1 if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee’s obligation to pay Base Rent with respect to the interest sold accruing after the date of such sale shall be terminated (except to the extent that Base Rent is to be included in computations under paragraph (e) or (f) of this Section 16.1 if the Lessor shall elect to exercise its rights thereunder);

(d) the Lessor may, subject to the rights of the Operator, hold or lease to others all or a portion of the Undivided Interest, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee with respect thereto (except pursuant to the Support Agreement) and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee’s obligation to pay Base Rent after the Lessee shall have been deprived of use of all or a portion of the Undivided Interest pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, received by the Lessor from leasing all or a portion of the Undivided Interest to any Person other than the Lessee for the same periods or any portion thereof;

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(e) whether or not the Lessor shall have exercised or thereafter at any time shall exercise its rights under paragraph (a), (b), (c) or (d) of this Section 16.1, the Lessor may demand, by written notice to the Lessee specifying a payment date which shall be a Base Termination Value Determination Date not earlier than the tenth day after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on such specified payment date, as liquidated damages for loss of a bargain and not as a penalty (and in lieu of the Base Rent due after the Base Termination Value Determination Date specified in such notice), an amount in cash equal to: (A) the excess of (1) the Base Termination Value on Schedule 2 (as adjusted pursuant to Section 4 hereof) computed as of such Base Termination Value Determination Date over (2) the Fair Market Sales Value of the Undivided Interest in the Platform (or, if the Lessor has sold the Undivided Interest pursuant to clause (c) above, the net sales proceeds of such sale), which in no case shall be a negative number, plus (B) the amount set forth for such Base Termination Value Determination Date in the column captioned Lessee Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof) relating to Base Termination Values, plus (C) all unpaid Base Rent due and owing before such Base Termination Value Determination Date, plus (D) all Supplemental Rent due and owing on or before such Base Termination Value Determination Date, including the Swap Breakage Amount, if any. Upon payment of the amounts described in (A) through (D), and after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents (and any payment of interest on the amount calculated pursuant to this Section 16.1(e) at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified) the Lessor shall pay to the Lessee the amount set forth for such Termination Date in the column captioned Lessor Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof) and the Lease Term, if not theretofore ended, shall end;

(f) unless the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under clause (e) above, the Lessor, by written notice to the Lessee specifying a payment date which shall be a Base Termination Value Determination Date not earlier than the tenth day after the date of such notice may require that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor on the Base Termination Value Determination Date specified in such notice as liquidated damages for loss of a bargain and not as a penalty (and, in lieu of scheduled Base Rent due after the Base Termination Value Determination Date specified in such notice), an amount equal to the sum of: (A) the greater of (1) the Base Termination Value on Schedule 2 (as adjusted pursuant to Section 4 hereof) computed as of such Base Termination Value Determination Date, and (2) the Fair Market Sales Value of the Undivided Interest in the Platform (or, if the Lessor has sold the Undivided Interest pursuant to clause (c) above, the net sales proceeds of such sale), which in no case shall be a negative number, plus (B) the amount set forth for such Base Termination Value Determination Date in the column captioned Lessee Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof) relating to Base Termination Values, plus (C) all unpaid Base Rent due and owing before such Base Termination Value Determination Date, plus (D) all Supplemental Rent due and owing on or before such Base Termination Value Determination Date, including the Swap Breakage Amount, if any. Upon the payment of the amounts described in (A) through (D), and

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after Lessee has paid all other amounts due and payable to Lessor and each other Person payable under the Operative Documents) and upon such payment (and payment of interest on the amount calculated pursuant to this Section 16.1(f) at the Overdue Rate from the date specified for payment until actually paid if not paid on the date so specified), the Lessor shall pay to the Lessee the amount set forth for such Base Termination Value Determination Date in the column captioned Lessor Section 467 Loan Balance on Schedule 2 (as adjusted pursuant to Section 4 hereof) relating to Base Termination Values, and the Lessor shall quitclaim its right, title and interest in the Undivided Interest in the Platform to the Lessee, without any representation or warranty of any nature and without recourse to the Lessor (except that the Lessor will warrant that the Undivided Interest in the Platform is free and clear of Lessor Liens attributable to the Lessor and Owner Participant’s Liens), and the Lease Term, if not theretofore ended, shall end;

(g) if the Lessor has previously exercised its rights by declaration or otherwise under any of the foregoing remedies to demand Base Termination Value or any amount determined by reference thereto (or if it is prevented from demanding such amounts whether by the provisions of the Indenture or by operation of any stay or similar law or otherwise at a time when a Lease Event of Default has occurred and is continuing), then, if the Lessor shall draw on the Letter of Credit (or any other letter of credit naming the Lessor and/ or the Owner Participant as a beneficiary as contemplated by Section 10.14 of the Participation Agreement) then in effect, to the extent any proceeds of such draw have not previously been applied pursuant to Section 3.9, such proceeds shall be applied towards the satisfaction of such amounts demanded. Any declaration of a Lease Event of Default and demand for payment of Base Termination Value or Termination Value under this Section 16.1(g) by the Lessor in connection with any drawing or attempted drawing under any Letter of Credit shall not, in and of itself, effect a termination of this Lease or modify or reduce in any respect the Lessee’s obligation to continue (x) paying Base Rent as and when due (as adjusted pursuant to Section 4, including in accordance with Section 3.9), and (y) performing each and all of the Lessee’s obligations under this Lease as if no such declaration of a Lease Event of Default and/or demand for payment had been made; or

(h) the Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

16.2 Continuing Obligations. No rescission or termination of this Lease, in whole or in part, or repossession of the Undivided Interest or exercise of any remedy under Section 16.1 shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder. The Lessee shall be liable (i) for all reasonable legal fees and other reasonable costs and expenses incurred by the Lessor, the Owner Participant, each Loan Participant or the Indenture Trustee by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor’s remedies with respect thereto, including all costs and expenses reasonably incurred in placing the Platform and the Undivided Interest in the condition required by Section 8 and (ii) except as otherwise provided herein, for any and all other accrued and unpaid Rent hereunder before, after or during the exercise of any of the foregoing remedies. At

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any sale of the Undivided Interest or any part thereof pursuant to Section 16.1, the Lessor, the Owner Participant, each Loan Participant, or the Indenture Trustee may bid for and purchase such property.

16.3 Louisiana Specific Remedies. In the event that this Lease shall be deemed a finance lease under Chapter 9 of the Louisiana Commercial Laws and for purposes of foreclosure under Louisiana foreclosure process procedures, the following shall apply. Should a Lease Event of Default occur, Lessor shall be entitled to foreclose under this Agreement under ordinary or executory process procedures, and to cause the Undivided Interest, Platform, Lessor’s Undivided Share of all Modifications to the Platform and any and all other property leased to Lessee by Lessor (collectively referred to in this Section 16.3 as the “Leased Property”) to be immediately seized wherever found, and sold with or without appraisal, in regular session of court or in vacation, in accordance with applicable Louisiana law, without the necessity of further demanding payment from Lessee, or of notifying Lessee or placing Lessee in default. For purposes of foreclosure under Louisiana executory process procedures, Lessee confesses judgment and acknowledges to be indebted to Lessor up to the full amount of all of the payment obligations (referred to in this Section 16.3 as the “Lease Obligations”) set forth in this Lease, in principal, interest, costs, expenses, attorney’s fees and other fees and charges, and all other amounts set forth in this Lease. To the extent permitted under applicable Louisiana law, Lessee additionally waives: (1) the benefit of appraisal as provided under Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (2) the demand and three (3) days’ delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (3) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (4) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (5) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Lessee further agrees that any declaration of fact made by authentic act before a Notary Public and two witnesses by a person declaring that such facts are within his or her knowledge shall constitute authentic evidence of such facts for purposes of foreclosure under applicable Louisiana law. Lessee further agrees that Lessor may appoint a keeper of the Leased Property in the event of foreclosure pursuant to La. R.S. 9:5136, et seq. All expenses relating to the sale or other disposition of the Leased Property, including without limitation, Lessor’s attorney’s fees and expenses of retaking, holding, insuring, preparing for the sale and selling the Leased Property, shall become part of the Lease Obligations contemplated by this Lease and shall be payable upon demand, with interest, from the date of expenditure until Lessor is paid in full. Lessee further agrees that all of the remedies provided herein are and shall be cumulative in nature and nothing under this Lease shall limit or restrict the remedies available to Lessor following a Lease Event of Default.

16.4 Remedies Cumulative. To the extent permitted by applicable law and except as provided herein, no remedy under Section 16.1 is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy provided under Section 16.1 or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Lease Default or Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Default or Lease Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the

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continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may enable it to cancel, quit or surrender this Lease, except as otherwise provided herein, or which may require the Lessor to sell, lease or otherwise use the Undivided Interest in mitigation of the Lessor’s damages as set forth in Section 16.1 or which may limit or modify any of the Lessor’s rights and remedies provided in Section 16.1.

In the event the Lessor terminates this Lease pursuant to any provision of this Section 16 pursuant to which Base Termination Value (or an amount determined by reference to Base Termination Value) is not paid, the amounts otherwise payable by the Lessee hereunder shall be increased by the amount (as a payment for accrued but unpaid Base Rent) of the Lessee Section 467 Loan Balance set forth on Schedule 2 opposite the relevant Base Termination Value Determination Date and upon payment of all such amounts payable by the Lessee hereunder and after Lessee has paid all other amounts due and payable to Lessor and each other person payable under the Operative Documents, the Lessor shall pay to the Lessee (as a rebate of prepaid Base Rent) the amount set forth for such Base Termination Value Determination Date in the column captioned Lessor Section 467 Loan Balance of Schedule 2 (as adjusted pursuant to Section 4 hereof); provided, however, that to the extent that such payment or rebate does not precisely reflect the difference between Base Rent allocated and Base Rent paid as of the date Base Rent ceases to accrue, the amounts due hereunder shall be further adjusted to ensure that the aggregate amount of Base Rent paid equals the aggregate amount of Base Rent allocated as of the date Base Rent ceases to accrue.

SECTION 17

NOTICES

All communications, notices and consents provided for in this Lease Agreement shall be in writing and shall be given in person or by courier, or mailed by registered or certified first class mail, return receipt requested, or overnight courier, addressed as set forth in Schedule 17.3 to the Participation Agreement or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section 17 to the other parties hereto. Any notice delivered by hand shall become effective when delivered. Any notice delivered by courier service or mail shall become effective on the date of receipt (which may be established, without limitation, by reference to evidence of delivery provided by such courier service or by the mail return receipt).

SECTION 18

RIGHT TO PERFORM FOR LESSEE

18.1 Lessor’s Right to Perform for Lessee. If the Lessee shall fail to make any payment to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein or in any other Operative Document relating to the Undivided Interest or this Lease, following written notice to the Lessee, the Lessor may, but shall not be

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obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all reasonable costs and expenses (including, without limitation, reasonable attorneys’ and other professionals’ fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent for the Undivided Interest, payable by the Lessee within 5 Business Days’ demand. Notwithstanding anything to the contrary contained in the foregoing, the provisions of this Section 18.1 shall in no event restrict any of Lessor’s rights following the occurrence of a Lease Event of Default, it being agreed and understood that Lessor shall be entitled to exercise all of its remedies pursuant to Section 15 upon the occurrence of any such event.

18.2 Performance by Guarantor and Sublessees. Any final and indefeasible payment by the Guarantor of any amount payable by the Lessee under any Operative Document shall constitute, as between the Lessee and the Lessor, payment of such amount by the Lessee for all purposes of this Lease (including, without limitation, Section 15) and any performance by the Guarantor or any sublessee under any Operative Document shall constitute, as between the Lessee and the Lessor, performance by the Lessee of such obligation for all purposes of this Lease; it being understood that with regard to any payment made in cash by the Guarantor or any sublessee, the Lessee will not be considered to be in default under this Lease unless and until such time that such payment is determined to be either not final or not indefeasible.

SECTION 19

MISCELLANEOUS

19.1 Amendments in Writing. Neither this Lease nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

19.2 Severability of Provisions. Any provision of this Lease which may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof invalid or unenforceable in any respect.

19.3 Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT IN CONNECTION WITH THIS LEASE.

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19.4 Headings. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

19.5 Counterpart Execution. This Lease may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart containing the receipt therefor executed by the Indenture Trustee on or immediately following the signature page thereof being deemed the “original chattel paper executed counterpart” and all other counterparts being deemed duplicates. For purposes of recordation, Lessor and Lessee agree that certain information set forth on Schedules 1 through 3 may be omitted from the counterpart presented for filing.

19.6 Successors and Assigns. This Lease, including the terms and provisions hereof, shall be binding upon the Lessor and the Lessee and their respective successors and assigns and inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns.

19.7 Investment of Security Funds. Any amounts held by the Lessor as security hereunder or under any other Operative Document that would be payable to the Lessee upon satisfaction of any applicable conditions shall be invested and reinvested by the Lessor (or, so long as the Undivided Interest shall be subject to the Lien of the Indenture, the Indenture Trustee), from time to time in Permitted Investments at the written direction of the Lessee. Neither the Lessor nor the Indenture Trustee shall have any liability for any loss resulting from any investment required to be made other than by reason of its willful misconduct or gross negligence. Any net income or gain realized as a result of any such investment or reinvestment shall be applied at the same time, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof, or of any other Operative Document pursuant to which such amounts were required to be held. The Lessee shall be responsible for any net loss realized as a result of any such investment or reinvestment and shall reimburse the Lessor (or the Indenture Trustee, as the case may be) therefor on demand. Any Permitted Investment may be sold or otherwise reduced to cash (without regard to maturity) by the Lessor or the Indenture Trustee whenever necessary to make any application as required by the terms of this Lease or any other Operative Document.

19.8 Immunities; Satisfaction of Undertakings; Successor Lessor Trustee. Each of the representations, warranties, undertakings and agreements herein made on the part of the Lessor are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Trust Company personally but are made and intended for the purpose of binding only the Trust Estate, and this Lease is executed and delivered by the Trust Company solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against, the Trust Company or any successor in trust on account of any representation, warranty, undertaking or agreement hereunder of the Trust Company, either expressed or implied, all such personal liability, if any, being expressly waived by the Lessee; provided, however, that (a) the Lessee or any Person claiming by, through

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or under it, making claim hereunder, may, subject to the terms and conditions hereof, look to the Trust Estate for satisfaction of such liability or responsibility and (b) the Trust Company or its successor in trust, as applicable, shall be personally liable for its own gross negligence and willful misconduct and for the matters described in clauses (i) through (v) of Section 7.1 of the Trust Agreement. Subject to the terms and conditions hereof, each time a successor Lessor Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Lessor Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of its predecessor Lessor Trustee hereunder and under the other Operative Documents, and the predecessor Lessor Trustee shall be released from all further duties and obligations hereunder and under the other Operative Documents, all without the necessity of any consent or approval by the Lessee and without in any way altering the terms of this Lease or such other Operative Documents or the obligations of the Lessee hereunder or thereunder. The Lessee, at its expense, upon receipt of written notice of the appointment of a successor Lessor Trustee in accordance with the Operative Documents, promptly shall make such modifications and changes to reflect such appointment as reasonably shall be requested by such successor Lessor Trustee in such insurance policies, schedules, certificates and other instruments relating to the Undivided Interest or this Lease or the other Operative Documents, all in form and substance reasonably satisfactory to such successor Lessor Trustee.

19.9 Performance of Obligations to Indenture Trustee and Holders. After the Undivided Interest shall no longer be subject to the Lien of the Indenture, the provisions of this Lease which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, any Indenture Trustee or any Holder shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

19.10 True Lease. This Lease is intended as and shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Undivided Interest other than as lessee hereunder, it being expressly understood by the parties hereto that the foregoing does not constitute a covenant, representation or warranty of the Lessee.

19.11 Memorandum of Lease. The Lessor and the Lessee have executed and delivered the Memorandum of Lease for the purpose of recordation in the Immovable Property Records of Lafourche and Terrebonne parishes, Louisiana; in order to give notice of all of the terms, provisions and conditions of this Lease. The Memorandum of Lease is not intended and is not to be construed to amend or in any way modify any of the terms, provisions or conditions of this Lease. Upon the expiration or earlier termination of the Lease, the Lessor and the Lessee shall execute, deliver and cause to be recorded a termination of the Memorandum of Lease at Lessee’s expense.

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IN WITNESS WHEREOF, the parties hereto have caused this Production Platform Lease Agreement to be executed and delivered as of the date first above written.

SPINNAKER FRONT RUNNER STATUTORY TRUST 2005-1, as Lessor

By:	Wilmington Trust Company, not in its individual capacity but solely as Lessor Trustee

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

SPINNAKER FR SPAR CO., L.L.C., as Lessee

By:	/s/ Robert M. Snell
Name:	Robert M. Snell
Title:	Authorized Person

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Receipt of this original counterpart of the foregoing Production Platform Lease Agreement is hereby acknowledged on this      day of June, 2005.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Nancy M. Dahl
Name:	Nancy M. Dahl
Title:	Vice President

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SCHEDULE 1

Part 1 to

Platform Lease

BASE RENT PERCENTAGES

PAYMENT OF BASE RENT

(Expressed as a Percentage of Lessor’s Cost)

Base Rent Payment Date	Base Rent Percentage
Jul 21 2005	0.00000000
Oct 21 2005	5.83058966
Jan 21 2006	4.18153333
Apr 21 2006	4.13249133
Jul 21 2006	4.08344933
Oct 21 2006	4.03440733
Jan 21 2007	3.98536533
Apr 21 2007	3.93632333
Jul 21 2007	3.88728133
Oct 21 2007	3.83823933
Jan 21 2008	3.78919733
Apr 21 2008	3.74015533
Jul 21 2008	3.69111333
Oct 21 2008	3.64207133
Jan 21 2009	3.59302933
Apr 21 2009	3.54398733
Jul 21 2009	3.49494533
Oct 21 2009	3.44590333
Jan 21 2010	1.83686133
Apr 21 2010	1.81426133
Jul 21 2010	1.79166133
Oct 21 2010	1.76906133
Jan 21 2011	3.30646133
Apr 21 2011	3.25741933
Jul 21 2011	3.20837733
Oct 21 2011	3.15933533
Jan 21 2012	2.15029333
Apr 21 2012	2.11752333
Jul 21 2012	2.08475333
Oct 21 2012	2.05198333
Jan 21 2013	2.61921333
Apr 21 2013	2.57627333

Spinnaker
Lease Agreement 2005-l

SCH-1-1

SCHEDULE 1

Part 2 to

Platform Lease

BASE RENT ALLOCATIONS

(Expressed as a Percentages of Lessor’s Cost)

Rental Period

From and Including	To and Excluding	Base Rent Allocation Amount
Jul 21 2005	Oct 21 2005	0.00000000
Oct 21 2005	Jan 21 2006	0.00000000
Jan 21 2006	Apr 21 2006	2.44386058
Apr 21 2006	Jul 21 2006	0.00000000
Jul 21 2006	Oct 21 2006	0.00000000
Oct 21 2006	Jan 21 2007	0.00000000
Jan 21 2007	Apr 21 2007	11.87017995
Apr 21 2007	Jul 21 2007	0.00000000
Jul 21 2007	Oct 21 2007	0.00000000
Oct 21 2007	Jan 21 2008	0.00000000
Jan 21 2008	Apr 21 2008	9.17694585
Apr 21 2008	Jul 21 2008	0.00000000
Jul 21 2008	Oct 21 2008	0.00000000
Oct 21 2008	Jan 21 2009	0.00000000
Jan 21 2009	Apr 21 2009	9.94644130
Apr 21 2009	Jul 21 2009	0.00000000
Jul 21 2009	Oct 21 2009	0.00000000
Oct 21 2009	Jan 21 2010	0.00000000
Jan 21 2010	Apr 21 2010	9.72658546
Apr 21 2010	Jul 21 2010	7.61397888
Jul 21 2010	Oct 21 2010	0.00000000
Oct 21 2010	Jan 21 2011	0.00000000
Jan 21 2011	Apr 21 2011	0.00000000
Apr 21 2011	Jul 21 2011	10.46937803
Jul 21 2011	Oct 21 2011	0.00000000
Oct 21 2011	Jan 21 2012	0.00000000
Jan 21 2012	Apr 21 2012	0.00000000
Apr 21 2012	Jul 21 2012	9.32500516
Jul 21 2012	Oct 21 2012	2.62275767
Oct 21 2012	Jan 21 2013	0.00000000
Jan 21 2013	Apr 21 2013	0.00000000
Apr 21 2013	Jul 21 2013	11.94776283
Jul 21 2013	Oct 21 2013	0.00000000
Oct 21 2013	Jan 21 2014	0.00000000
Jan 21 2014	Apr 21 2014	0.00000000
Apr 21 2014	Jul 21 2014	11.94776283

Spinnaker
Lease Agreement 2005-l

Jul 21 2013	0.00000000
Oct 21 2013	0.00000000
Jan 21 2014	0.00000000
Apr 21 2014	0.00000000
Jul 21 2014	0.00000000
Oct 21 2014	0.00000000
Jan 21 2015	0.00000000
Apr 21 2015	0.00000000
Jul 21 2015	0.00000000
Oct 21 2015	0.00000000
Jan 21 2016	0.00000000
Apr 21 2016	0.00000000
Jul 21 2016	0.00000000
Oct 21 2016	0.00000000
Jan 21 2017	9.10262082
Apr 21 2017	7.58743099
Jul 21 2017	0.00000000

Spinnaker
Lease Agreement 2005-l

SCH-1-3

Jul 21 2014	Oct 21 2014	0.00000000
Oct 21 2014	Jan 21 2015	0.00000000
Jan 21 2015	Apr 21 2015	0.00000000
Apr 21 2015	Jul 21 2015	11.94776283
Jul 21 2015	Oct 21 2015	0.00000000
Oct 21 2015	Jan 21 2016	0.00000000
Jan 21 2016	Apr 21 2016	0.00000000
Apr 21 2016	Jul 21 2016	11.94776283
Jul 21 2016	Oct 21 2016	0.00000000
Oct 21 2016	Jan 21 2017	0.00000000
Jan 21 2017	Apr 21 2017	0.00000000
Apr 21 2017	Jul 21 2017	6.63764602

Spinnaker
Lease Agreement 2005-l

SCHEDULE 1,

Part 3 to

Platform Lease

		SECTION 467 ALLOCATED RENT AND INTEREST
(A)	(B)	(C)	(D)	(E)	(F)	(G)
Rent Payment Date	Allocated Rent for Rent Payment Period from and including Current Rent Payment Date to and excluding next following Rent Payment Date[1]	Debt Service, i.e., (Excess) or Deficit of Base Rent - Cash over Column B	Interest at 110% of Closing Date AFR for Period to and excluding next following Rent Payment Date[2]	Principal, i.e., Column (C) minus (D)	Section 467 Loan Balance, i.e., Cumulative Column (E) changing the sign[3]	Column (B) minus (D)
Jul 21 2005	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Oct 21 2005	0.00000000	-5.83058966	0.00000000	-5.83058966	5.83058966	0.00000000
Jan 21 2006	2.44386058	-1.73767275	0.06850943	-1.80618218	7.63677185	2.37535115
Apr 21 2006	0.00000000	-4.13249133	0.08973207	-4.22222340	11.85899525	-0.08973207
Jul 21 2006	0.00000000	-4.08344933	0.13934319	-4.22279252	16.08178778	-0.13934319
Oct 21 2006	0.00000000	-4.03440733	0.18896101	-4.22336834	20.30515612	-0.18896101
Jan 21 2007	11.87017995	7.88481462	0.23858558	7.64622904	12.65892708	11.63159437
Apr 21 2007	0.00000000	-3.93632333	0.14874239	-4.08506572	16.74399281	-0.14874239
Jul 21 2007	0.00000000	-3.88728133	0.19674192	-4.08402325	20.82801606	-0.19674192
Oct 21 2007	0.00000000	-3.83823933	0.24472919	-4.08296852	24.91098458	-0.24472919
Jan 21 2008	9.17694585	5.38774851	0.29270407	5.09504444	19.81594014	8.88424178
Apr 21 2008	0.00000000	-3.74015533	0.23283730	-3.97299263	23.78893277	-0.23283730
Jul 21 2008	0.00000000	-3.69111333	0.27951996	-3.97063329	27.75956606	-0.27951996
Oct 21 2008	0.00000000	-3.64207133	0.32617490	-3.96824623	31.72781229	-0.32617490
Jan 21 2009	9.94644130	6.35341197	0.37280179	5.98061018	25.74720212	9.57363951
Apr 21 2009	0.00000000	-3.54398733	0.30252962	-3.84651695	29.59371907	-0.30252962
Jul 21 2009	0.00000000	-3.49494533	0.34772620	-3.84267153	33.43639061	-0.34772620
Oct 21 2009	0.00000000	-3.44590333	0.39287759	-3.83878092	37.27517153	-0.39287759
Jan 21 2010	9.72658546	7.88972413	0.43798327	7.45174086	29.82343067	9.28860219

[1]	Deemed Lessee rent deduction and deemed Lessor rent income.
[2]	Positive amounts reflect Lessor Section 467 Interest Deduction and Lessee Section 467 Interest Income and negative amounts reflect Lessee Section 467 Interest Deduction and Lessor Section 467 Interest Income. Applicable federal rate (“AFR”) is [ ]% and 110% of the AFR is [ ]%.
[3]	Positive amounts reflect Lessor Section 467 Loan Balance (that is, deemed loan from Lessee to Lessor) and negative amounts reflect Lessee Section 467 Loan Balance (that is, deemed loan from Lessor to Lessee).

Spinnaker
Lease Agreement 2005-l

SCH-1-5

Apr 21 2010	7.61397888	5.79971755	0.35042531	5.44929224	24.37413843	7.26355357
Jul 21 2010	0.00000000	-1.79166133	0.28639613	-2.07805746	26.45219589	-0.28639613
Oct 21 2010	0.00000000	-1.76906133	0.31081330	-2.07987463	28.53207053	-0.31081330
Jan 21 2011	0.00000000	-3.30646133	0.33525183	-3.64171316	32.17378369	-0.33525183
Apr 21 2011	10.46937803	7.21195870	0.37804196	6.83391674	25.33986695	10.09133607
Jul 21 2011	0.00000000	-3.20837733	0.29774344	-3.50612077	28.84598772	-0.29774344
Oct 21 2011	0.00000000	-3.15933533	0.33894036	-3.49827569	32.34426341	-0.33894036
Jan 21 2012	0.00000000	-2.15029333	0.38004510	-2.53033843	34.87460184	-0.38004510
Apr 21 2012	9.32500516	7.20748183	0.40977657	6.79770526	28.07689658	8.91522859
Jul 21 2012	2.62275767	0.53800434	0.32990353	0.20810081	27.86879578	2.29285414
Oct 21 2012	0.00000000	-2.05198333	0.32745835	-2.37944168	30.24823747	-0.32745835
Jan 21 2013	0.00000000	-2.61921333	0.35541679	-2.97463012	33.22286759	-0.35541679
Apr 21 2013	11.94776283	9.37148949	0.39036869	8.98112080	24.24174679	11.55739414
Jul 21 2013	0.00000000	0.00000000	0.28484052	-0.28484052	24.52658731	-0.28484052
Oct 21 2013	0.00000000	0.00000000	0.28818740	-0.28818740	24.81477471	-0.28818740
Jan 21 2014	0.00000000	0.00000000	0.29157360	-0.29157360	25.10634832	-0.29157360
Apr 21 2014	11.94776283	11.94776283	0.29499959	11.65276324	13.45358508	11.65276324
Jul 21 2014	0.00000000	0.00000000	0.15807962	-0.15807962	13.61166471	-0.15807962
Oct 21 2014	0.00000000	0.00000000	0.15993706	-0.15993706	13.77160177	-0.15993706
Jan 21 2015	0.00000000	0.00000000	0.16181632	-0.16181632	13.93341809	-0.16181632
Apr 21 2015	11.94776283	11.94776283	0.16371766	11.78404517	2.14937292	11.78404517
Jul 21 2015	0.00000000	0.00000000	0.02525513	-0.02525513	2.17462805	-0.02525513
Oct 21 2015	0.00000000	0.00000000	0.02555188	-0.02555188	2.20017993	-0.02555188
Jan 21 2016	0.00000000	0.00000000	0.02585211	-0.02585211	2.22603205	-0.02585211
Apr 21 2016	11.94776283	11.94776283	0.02615588	11.92160695	-9.69557490	11.92160695
Jul 21 2016	0.00000000	0.00000000	-0.11392301	0.11392301	-9.80949791	0.11392301
Oct 21 2016	0.00000000	0.00000000	-0.11526160	0.11526160	-9.92475951	0.11526160
Jan 21 2017	0.00000000	-9.10262082	-0.11661592	-8.98600490	-0.93875461	0.11661592
Apr 21 2017	6.63764602	-0.94978498	-0.01103037	-0.93875461	0.00000000	6.64867639
Jul 21 2017	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Spinnaker
Lease Agreement 2005-l

SCH-1-6

SCHEDULE 3

to

Platform Lease

FIXED PRICE PURCHASE AMOUNT

(Expressed as Percentages of Lessor’s Cost)

(Expressed as Percentages of Lessor’s Cost)
Fixed Price Purchase Option Date	Fixed Price Purchase Amount	Lessee Section 467 Loan Balance	Lessor Section 467 Loan Balance	Total Payment
Apr 21 2012	65.53135300	—	25.95937325	39.57197975

Spinnaker
Lease Agreement 2005-l

SCH-3-1

EXHIBIT A

to

Platform Lease

DESCRIPTION AND LOCATION OF PLATFORM

Description of Platform

The spar facility is a mini-truss Spar hull configuration, supporting a topsides structure which is attached to the upper side of the truss hull above the level of the sea and waves. The topsides include the production equipment, a helideck, and accommodations for the operating crew. The facility is moored in place by nine (9) line wire and chain mooring system.

The process facility includes three-phase separation, gas dehydration, and compression capabilities and is designed for maximum production of 60,000 barrels of oil per day and 110 million cubic feet of gas per day.

The hull section of the spar consists of a ‘hard tank’ section, truss section and ‘soft tank’ section. The hard tank is 94 feet in diameter and provides the buoyancy while the soft tank section is the lowermost part of the hull and is used to help ballast the spar. The truss is a structural section connecting the hard and soft tanks. The overall length of the hull is 586 feet with the top 50 feet above the water line.

The topsides of the spar consists of three main decks approximately 160 ft. x 120 ft. each. The uppermost deck, the drilling deck, sits about 140 ft. above sea level. The drilling deck is designed to support a portable 1500 HP workover and completion drilling set, including associated power generators, drilling fluid processing machinery, and temporary accommodations for associated crew. If major drilling activity is required, the spar can be moved 350 feet to the side in order to position a drilling rig over the wells. The two lower decks (cellar deck and production deck) contain processing equipment necessary to process well fluids to pipeline quality. The living quarters on the topsides can accommodate 26 persons.

Below the spar are eight risers that terminate with dry trees in a center wellbay within the topsides. The risers are held vertical by means of an air can system near the top of each riser.

Location of Platform

The Front Runner IPS is a floating production facility located in Green Canyon Block 338, over the existing wells, in approximately 3,300 feet of water in federal Outer Continental Shelf waters off the coast Louisiana (Terrebonne and Lafourche Parishes). Green Canyon Block 338 is located on the Minerals Management Service OCS Official Protraction Diagram at NG 15-3.

Spinnaker
Lease Agreement 2005-l

EXH-A-1

EXHIBIT B

to

Platform Lease

DESCRIPTION OF UNDIVIDED INTEREST

A 25% undivided interest in the Platform described in Exhibit A to this Lease.

Spinnaker
Lease Agreement 2005-l

EXH-B-1